UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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The Walt Disney Company

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January 20, 2012

Dear Fellow Shareholder,

I am pleased to invite you to our 2012 Annual Meeting of shareholders, which will be held on Tuesday, March 13, 2012, at 10 a.m. at The Westin Crown Center in Kansas City, Missouri.

At the meeting, we will be electing 10 members of our Board of Directors. We will also be considering ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants, an amendment to our stock incentive plan and an advisory vote on executive compensation.

You may vote your shares using the Internet or the telephone by following the instructions on page 69 of the proxy statement. Of course, you may also vote by returning a proxy card or voting instruction form if you received a paper copy of this proxy statement.

If you wish to attend the meeting in person, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth on page 70 of the proxy statement. If you cannot attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website.

Thank you very much for your continued interest in The Walt Disney Company.

Sincerely,

Robert A. Iger

President and Chief Executive Officer

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

500 South Buena Vista Street

Burbank, California 91521

January 20, 2012

Notice of Meeting

The 2012 Annual Meeting of shareholders of The Walt Disney Company will be held at The Westin Crown Center, One East Pershing Road, Kansas City, Missouri on Tuesday, March 13, 2012, beginning at 10:00 a.m. The items of business are:

1.	Election of the 10 nominees named in the proxy statement as Directors, each for a term of one year.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2012.

3.	Approval of an amendment to the Company’s 2011 Stock Incentive Plan.

4.	Consideration of an advisory vote on executive compensation.

Shareholders of record of Disney common stock (NYSE: DIS) at the close of business on January 13, 2012, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of the Company in Burbank, California.

Alan N. Braverman

Senior Executive Vice President, General Counsel

and Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on March 13, 2012

The proxy statement and annual report to shareholders and the means to vote by Internet are available at www.ProxyVote.com.

Your Vote is Important

Please vote as promptly as possible

by using the Internet or telephone or

by signing, dating and returning the Proxy Card

mailed to those who receive paper copies of this proxy statement

If you plan to attend the meeting, you must request an admission ticket in advance following the instructions set forth on page 70 of this proxy statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 8, 2012. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

1	Introduction

1	Corporate Governance and Board Matters

1	Corporate Governance Guidelines and Code of Ethics

1	Board Leadership

3	Committees

4	The Board’s Role in Risk Oversight

5	Director Independence

6	Director Selection Process

8	Board Compensation

11	Certain Relationships and Related Person Transactions

12	Shareholder Communications

14	Executive Compensation

14	Compensation Committee Report

14	Compensation Discussion and Analysis

33	Compensation Tables

51	Audit-Related Matters

51	Audit Committee Report

52	Policy for Approval of Audit and Permitted Non-audit Services

52	Auditor Fees and Services

53	Items to Be Voted On

53	Election of Directors

59	Ratification of Appointment of Independent Registered Public Accountants

59	Approval of an Amendment to the 2011 Stock Incentive Plan

68	Advisory Vote on Executive Compensation

69	Other Matters

69	Information About Voting and the Meeting

69	Shares Outstanding

69	Voting

70	Attendance at the Meeting

71	Other Information

71	Stock Ownership

72	Section 16(a) Beneficial Ownership Reporting Compliance

72	Electronic Availability of Proxy Statement and Annual Report

72	Reduce Duplicate Mailings

73	Proxy Solicitation Costs

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

500 South Buena Vista Street

Burbank, California 91521

January 20, 2012

Introduction

This proxy statement contains information relating to the annual meeting of shareholders of The Walt Disney Company to be held on Tuesday, March 13, 2012, beginning at 10:00 a.m. local time, at The Westin Crown Center, One East Pershing Road, Kansas City, Missouri. On or about January 20, 2012, we began mailing a notice containing instructions on how to access this proxy statement and our annual report online and we began mailing a full set of the proxy materials to shareholders who had previously requested delivery of the materials in paper copy. For information on how to vote your shares, see the instructions included on the proxy card or instruction form and under “Information About Voting and the Meeting” on page 69.

Corporate Governance and Board Matters

There are currently 11 members of the Board of Directors:

Susan E. Arnold John S. Chen Judith L. Estrin Robert A. Iger Fred H. Langhammer Aylwin B. Lewis	Monica C. Lozano Robert W. Matschullat John E. Pepper, Jr. Sheryl K. Sandberg Orin C. Smith

The Board met five times during fiscal 2011. Each current Director attended at least 75% of all of the meetings of the Board and Committees on which he or she served and attended the Company’s 2011 annual shareholders meeting. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the shareholders of the Company, the Board and Committees of which he or she is a member.

Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board of Directors, director independence, stock ownership by and compensation of Directors, management succession and review, Board Committees and selection of new Directors.

The Company has Standards of Business Conduct, which are applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Business Conduct and Ethics for Directors, which contains provisions specifically applicable to Directors.

The Corporate Governance Guidelines, the Standards of Business Conduct and the Code of Business Conduct and Ethics for Directors are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary. If the Company amends or waives the Code of Business Conduct and Ethics for Directors, or the Standards of Business Conduct with respect to the chief executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at the same location on its website.

Board Leadership

John Pepper became non-executive Chairman of the Board effective January 1, 2007. The role of the Chairman of the Board has been, among other things: to create and maintain an effective working relationship with the Chief Executive Offi-

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

cer and other members of management and with the other members of the Board; to provide the Chief Executive Officer ongoing direction as to Board needs, interests and opinions; and to assure that the Board agenda is appropriately directed to the matters of greatest importance to the Company.

The Company’s Corporate Governance Guidelines specify that the Chairman of the Board will be an independent Director, unless the Board determines that a different structure would better serve the best interests of the shareholders, in which case, the Board will disclose in the Company’s proxy statement the reasons for a different arrangement and appoint an independent director as lead director with duties and responsibilities detailed in the Corporate Governance Guidelines. For the reasons that follow, the Board has determined that in view of the unique set of circumstances that now exist at the Company a different structure would better serve the interests of shareholders at this time.

In weighing how to structure the Chairman’s role, the Board took into account the coincidence of two developments: (a) the decision by Mr. Pepper to step down from the Board at the next annual shareholder meeting, and (b) the fact that Mr. Iger would be nearing the end of his existing employment agreement at that time coupled with the Board’s conclusion that securing Mr. Iger’s leadership and skills for a period of almost five years, through mid-2016, would be of critical value and importance to the Company. The Board also believed that there would be tremendous value in planning for the appointment of a new chief executive officer towards the latter part of that period while continuing to get the benefit of Mr. Iger’s skill and experience as an executive of the Company to aid in the transition for the duration of his contract. Lastly the Board concluded that naming Mr. Iger as Mr. Pepper’s successor as an executive Chair through the expiration of Mr. Iger’s contract would further these and serve a number of important other objectives: it would add a substantial strategic perspective to the Chair position, provide important continuity to Board leadership and best position Mr. Iger to accomplish the transition with the new chief executive officer as outlined above. In making this judgment, the Board took into account its evaluation of Mr. Iger’s performance as chief executive officer and president, his very positive relationships with the other members of the Board of Directors and the strategic vision and perspective he would bring to the Chair position. The Board was uniformly of the view that Mr. Iger would provide excellent leadership of the Board in the performance of its duties.

At the same time, the Board committed to the appointment of an independent Lead Director, thus embracing a structure that would continue to assure the appropriate independent exercise of judgment by the Board, and adopted amendments to the Company’s Corporate Governance Guidelines to add to the already existing responsibilities of the independent lead director. As amended, the duties of the independent lead director are as follows:

•	Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of non-management or independent directors;

•	Call meetings of the independent or non-management Directors;

•	Serve as liaison between the Chairman and the independent and non-management Directors;

•	Approve information sent to the Board of Directors;

•	Approve meeting agendas for the Board of Directors, including assurance that there is sufficient time for discussion of all agenda items;

•	Organize and lead the Board’s evaluation of the Chief Executive Officer;

•	Be responsible for leading the Board’s annual self-assessment;

•	Be available for consultation and direct communication upon the reasonable request of major shareholders;

•	Advise Committee Chairs with respect to agendas and information needs relating to Committee meetings;

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

•	Provide advice with respect to the selection of Committee Chairs; and

•	Perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Taking all of this into account, the Board concluded that extending Mr. Iger’s employment contract now and naming him as Chairman of the Board upon Mr. Pepper’s retirement would put in place an effective plan for the future transition of leadership that would best serve the interest of the Company and its shareholders.

Committees

The Board of Directors has four standing committees: Audit, Governance and Nominating, Compensation and Executive. Information regarding these committees is provided below. The charters of the Audit, Governance and Nominating and Compensation Committees are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors and in print to any shareholder who requests them from the Company’s Secretary.

The members of the Audit Committee are:

Monica C. Lozano

Robert W. Matschullat

John E. Pepper, Jr.

Orin C. Smith (Chair)

The functions of the Audit Committee are described below under the heading “Audit Committee Report.” The Audit Committee met six times during fiscal 2011. All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Board has determined that Mr. Smith, the chair of the Committee, and Mr. Matschullat and Mr. Pepper are qualified as audit committee financial experts within the meaning of SEC regulations, and that they have accounting and related financial management expertise within the meaning of the listing standards of the

New York Stock Exchange, and that Ms. Lozano is financially literate within the meaning of the listing standards of the New York Stock Exchange.

The members of the Governance and Nominating Committee are:

Judith L. Estrin

Aylwin B. Lewis (Chair)

Robert W. Matschullat

John E. Pepper, Jr.

Sheryl K. Sandberg

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Committee also reviews and approves transactions between the Company and Directors, officers, 5% stockholders and their affiliates under the Company’s Related Person Transaction Approval Policy, supervises the Board’s annual review of Director independence and the Board’s annual self-evaluation, makes recommendations to the Board with respect to compensation of non-executive members of the Board of Directors, makes recommendations to the Board with respect to Committee assignments and oversees the Board’s director education practices. The Committee met four times during fiscal 2011. All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The members of the Compensation Committee are:

Susan E. Arnold

John S. Chen

Fred H. Langhammer (Chair)

Aylwin B. Lewis

John E. Pepper, Jr.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluating the performance of the chief executive officer and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the chief executive officer. The Committee is also responsible for making recommendations to the Board regarding the compensation of other executive officers and certain compensation plans, and the Board has also delegated to the Committee the responsibility for approving these arrangements. Additional information on the roles and responsibilities of the Compensation Committee is provided under the heading “Compensation Discussion and Analysis,” below. In fiscal 2011, the Compensation Committee met nine times. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The members of the Executive Committee are:

Robert A. Iger

John E. Pepper, Jr. (Chair)

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. In practice, the Committee’s actions are generally limited to matters such as the authorization of transactions including corporate credit facilities and borrowings. In fiscal 2011, the Executive Committee held no meetings.

The Board’s Role in Risk Oversight

As noted in the Company’s Corporate Governance Guidelines the Board, acting directly or through Committees, is responsible for “assessing major risk factors relating to the Company and its performance” and “reviewing measures to address and mitigate such risks.” In discharging this responsibility, the Board, either directly or through its committees, assesses both the risks that inhere in the key economic and market assumptions that underpin the Company’s business plans and growth strategies and significant operational risks related to the conduct of the Company’s day-to-day operations.

Risks that relate to the market and economic assumptions that underpin each business unit’s growth plans are specifically addressed in connection with the Board’s annual review of the Company’s five-year plan. The Board also has the opportunity to address such risks at each Board meeting in connection with its regular review of significant business and financial developments. The Board reviews risks arising out of specific significant transactions when these transactions are presented to the Board for review or approval.

Significant operational risks that relate to on-going business operations are the subject of regularly scheduled reports to either the full Board or one of its Committees. The Board has established a process to determine on an annual basis whether these reports appropriately cover the significant risks that the Company may then be facing.

Each of the Board’s committees addresses risks that fall within the committee’s areas of responsibility. For example, the Audit Committee reviews periodically the audit plan of management audit, the international labor standards compliance program, the Company’s information technology risks and mitigation strategies, the tax function, treasury operations (including insurance) and the ethical standards program. In addition, the Audit Committee receives regular reports from: corporate controllership and the outside auditor on financial reporting matters; management audit about significant findings; and the general counsel regarding legal and regulatory risks. The Audit Committee reserves time at each meeting for private sessions with the chief financial officer, general counsel, head of management audit and outside auditors.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

The Compensation Committee addresses risks arising out of the Company’s executive compensation programs as described at page 23, below.

The Chairman of the Board has promoted, and a lead independent director will when appointed promote, effective communication and consideration of matters presenting significant risks to the Company through his or her role in approving the Board’s meeting agendas, advising committee chairs and communicating between independent directors and the chief executive officer.

Director Independence

The provisions of the Company’s Corporate Governance Guidelines regarding Director independence meet and in some areas exceed the listing standards of the New York Stock Exchange. These provisions are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s Investor Relations website under the “Corporate Governance” heading at www.disney.com/investors.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in November 2011. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that all of the Directors nominated for election at the 2012 Annual Meeting are independent of the

Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Mr. Iger. Mr. Iger is considered an inside Director because of his employment as a senior executive of the Company. With respect to directors who served during the fiscal year but have not been nominated for election at the 2012 Annual Meeting, the Board also determined that Mr. Pepper is independent and had previously determined that Mr. Bryson and Mr. Jobs were not independent Directors. The Board determined that Mr. Bryson was not an independent director as a result of past relationships between the Company, Lifetime Entertainment Television and Mr. Bryson’s wife. Until the end of fiscal year 2009, Lifetime was a joint venture that was 50% owned by the Company. Late in fiscal year 2009, Lifetime was merged into A&E Television Networks, a joint venture that is 42% owned by the Company. Ms. Bryson was an executive officer of Lifetime until 2008 and a consultant to Lifetime through April 2009. In addition, Lifetime acquired programming from and sold advertising time to Company subsidiaries while Ms. Bryson was affiliated with Lifetime in an aggregate amount that exceeded 2% of Lifetime’s total revenues during the applicable fiscal years. Although the relationship between the Company, Lifetime and Ms. Bryson may not mandate disqualification from independence under the Company’s Guidelines, the Board determined that the relationship was sufficient to deem Mr. Bryson non-independent while he served as a Director. Mr. Jobs was considered a non-independent outside director because, during fiscal 2006, the Company acquired Pixar, of which Mr. Jobs was chairman and chief executive officer and the beneficial owner of 50.6% of the issued and outstanding equity.

In determining the independence of each Director, the Board considered the following relationships, which it determined were immaterial to the Directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to and/or purchased products and services from

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

companies at which some of our Directors or their immediate family members were officers or employees during fiscal 2011. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the Guidelines. The Board also considered employment relationships with immediate family members of Directors that involved compensation of less than the threshold of $120,000 in the Company’s Guidelines. The Board determined that none of the relationships it considered impaired the independence of the Directors.

Director Selection Process

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include: the current composition of the Board; the range of talents, experiences and skills that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee retains a third-party executive search firm to identify and review candidates upon request of the Committee from time to time.

Once the Committee has identified a prospective nominee — including prospective nominees recommended by shareholders — it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the Committee has established. If the

Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees, customers and guests and the communities in which it operates; and

•	the willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in the Company’s Corporate Governance Guidelines.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

In selecting nominees for Director, the Board seeks to achieve a mix of members who together bring experience and personal backgrounds relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. In light of the Company’s current priorities, the Board seeks experience relevant to managing the creation of high-quality branded entertainment products and services, addressing the impact of rapidly changing technology and expanding business outside of the United States. The Board also seeks experience in large, diversified enterprises and demonstrated ability to manage complex issues that involve a balance of risk and reward and seeks directors who have expertise in specific areas such as consumer and cultural trends, business innovation, growth strategies and financial oversight. The background information on current nominees beginning on page 54 sets out how each of the current nominees contributes to the mix of experience and qualifications the Board seeks.

In making its recommendations with respect to the nomination for re-election of existing Directors at the annual shareholders meeting, the Committee assesses the composition of the Board at the time and considers the extent to which the Board continues to reflect the criteria set forth above.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company’s Bylaws relating to shareholder nominations as described in “Shareholder Communications” below.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Board Compensation

Under the Company’s Corporate Governance Guidelines, non-employee Director compensation is determined annually by the Board of Directors acting upon the recommendation of the Governance and Nominating Committee. In formulating its recommendation, the Governance and Nominating Committee receives input from the third-party compensation consultant retained by the Compensation Committee regarding market practices for director compensation. Directors who are also employees of the Company receive no additional compensation for service as a Director. During fiscal 2011, annual compensation for non-employee Directors was as follows:

Annual Board retainer	$80,000
Annual committee retainer[1]	$10,000
Annual committee chair retainer[2]	$15,000
Annual deferred stock unit grant	$140,000
Annual retainer for Board Chairman[3]	$500,000

[1]	Per committee.
[2]	This is in addition to the annual committee retainer the Director receives for serving on the committee.
[3]	In lieu of all other Director compensation except for a portion of the annual deferred stock unit grant, which is $56,000 for the Chairman. Paid in shares of Company common stock.

Effective October 1, 2011, the Board increased the annual board retainer to $100,000, increased the annual deferred stock unit grant to $150,000 and increased the annual committee chair retainer for the Audit Committee chair to $20,000.

At Mr. Jobs’ request, the Board excluded Mr. Jobs from receiving compensation as a Director. In addition, at Mr. Bryson’s request, the Board excluded Mr. Bryson from receiving compensation as Director during a leave of absence from his duties beginning May 31, 2011 until his resignation from the Board on October 21, 2011.

The Company does not provide retirement benefits to any non-employee Directors who served during fiscal 2011.

Unless the Board exempts a Director, each Director is required to retain at all times stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until he or she leaves the Board. The Company’s Corporate Governance Guidelines also encourage Directors to own, or acquire within three years of first becoming a Director, shares of common stock of the Company (including stock units received as Director compensation) having a market value of at least three times the amount of the annual Board retainer for the Director.

The following table identifies the compensation earned during fiscal 2011 by each person who served as a non-employee Director during the year. Information regarding the amounts in each column follows the table.

DIRECTOR COMPENSATION FOR FISCAL 2011
	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Susan E. Arnold	$90,000	$140,319	$7,528	$237,847
John E. Bryson	53,407	94,158	—	147,565
John S. Chen	90,000	140,319	4,044	234,363
Judith L. Estrin	90,000	140,319	7,365	237,684
Steven P. Jobs	—	—	—	—
Fred H. Langhammer	105,000	140,319	16,936	262,255
Aylwin B. Lewis	115,000	140,319	5,477	260,796
Monica C. Lozano	90,000	140,319	18,396	248,715
Robert W. Matschullat	100,000	140,319	20,535	260,854
John E. Pepper, Jr. (Chairman)	—	557,265	4,911	562,176
Sheryl K. Sandberg	90,000	140,319	13,544	243,863
Orin C. Smith	105,000	140,319	7,356	252,675

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Fees Earned or Paid in Cash.    The annual Board retainer and annual committee and committee-chair retainers are payable in cash at the end of each quarter. The Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan allows non-employee Directors to elect each year to receive all or part of their retainers in Disney stock or to defer all or part of this compensation until after their service as a Director ends. Directors who elect to receive stock instead of cash but who do not defer their compensation are credited each quarter with a dollar amount equal to fees earned that quarter and receive shares after the end of each calendar year based on the average of the fair market value of shares of the Company’s common stock at the end of each quarter. Directors who elect to defer their compensation may also elect to receive cash or stock. Directors who elect to receive deferred compensation in cash receive a credit each quarter, and the balance in their deferred cash account earns interest at an annual rate equal to the Moody’s Average Corporate (Industrial) Bond Yield, adjusted quarterly. For fiscal 2011, the average interest rate was 5.36%. Interest earned on deferred amounts is included in the “All Other Compensation” column. Directors who elect to receive deferred compensation in stock receive stock units each quarter and shares of stock are distributed with respect to these units after their service as a Director ends.

This column sets forth amounts payable in cash on a current basis, whether paid currently or deferred by the Director to be paid in cash or shares after their service ends. This column does not include fees paid for service as Chairman of the Board, as those fees are required to be paid in the form of shares of stock distributed to the Chairman after the end of the calendar year in which they were earned and are therefore included in the “Stock Awards” column.

The following table identifies for each Director the dollar amount included in the “Fees Earned or Paid in Cash” column received in cash, the dollar amount deferred to be paid in cash, and the number and dollar value of stock units received as deferred compensation. The number of units awarded is equal to the dollar amount of fees accruing each quarter divided by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of Company common stock on each day in the ten-day period. In the case of Ms. Lozano, a portion of the units represented fees paid currently in stock and was distributed as shares following December 31, 2011.

FORM OF RECEIPT OF DIRECTOR FEES FOR FISCAL 2011
		Deferred Fees
	Fees Paid Currently in Cash	To be Paid in Cash	To be Paid in Stock
			Number of Units	Value of Units
Susan E. Arnold	$67,500	$11,250	300	$11,250
John E. Bryson	—	—	1,356	53,407
John S. Chen	45,000	—	1,225	45,000
Judith L. Estrin	90,000	—	—	—
Steven P. Jobs	—	—	—	—
Fred H. Langhammer	105,000	—	—	—
Aylwin B. Lewis	57,500	—	1,565	57,500
Monica C. Lozano	28,125	33,750	763	28,125
Robert W. Matschullat	—	—	2,722	100,000
John E. Pepper, Jr.	—	—		—
Sheryl K. Sandberg	45,000	—	1,225	45,000
Orin C. Smith	105,000	—	—	—

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Stock Awards.    This column sets forth the grant date fair market value of awards for service in fiscal 2011 with respect to:

•	the annual deferred stock unit grant; and

•	for the Chairman of the Board, shares awarded with respect to the annual retainer and the portion of the annual deferred stock unit grant awarded to the Chairman.

The grant date fair market value is equal to the market value of the Company’s common stock on the date of the award times the number of shares underlying the units.

The number of shares awarded to each Director was calculated by dividing the amount payable with respect to a quarter by the average over the last ten trading days of the quarter of the average of the high and low trading price on each day. The following table identifies the number of stock units awarded to each Director during fiscal 2011.

DIRECTOR STOCK UNIT AWARDS FOR FISCAL 2011
Stock Units Awarded
Susan E. Arnold	3,811
John E. Bryson	2,373
John S. Chen	3,811
Judith L. Estrin	3,811
Steven P. Jobs	—
Fred H. Langhammer	3,811
Aylwin B. Lewis	3,811
Monica C. Lozano	3,811
Robert W. Matschullat	3,811
John E. Pepper, Jr.	15,134
Sheryl K. Sandberg	3,811
Orin C. Smith	3,811

One fourth of the annual deferred stock unit grant and annual retainer is awarded at the end of each quarter. Shares with respect to annual deferred stock unit grants are normally distributed to the Director on the second anniversary of the award date, whether or not the Director is still a Director on the date of distribution.

Shares with respect to the annual retainer for the Chairman of the Board are distributed after the end of the calendar year in which they are earned.

At the end of any quarter in which dividends are distributed to shareholders, Directors receive additional stock units with a value (based on the average of the high and low trading prices of Disney stock averaged over the last ten trading days of the quarter) equal to the amount of dividends they would have received on all stock units held by them at the end of the prior quarter. Shares with respect to these additional units are distributed when the underlying units are distributed. Units awarded in respect of dividends are included in the fair value of the stock units when the units are initially awarded and therefore are not included in the tables above, but they are included in the total units held at the end of the fiscal year in the following table.

The following table sets forth all stock units held by each Director as of the end of fiscal 2011. All stock units are fully vested when granted, but shares are distributed with respect to the units only later, as described above. Stock units in this table are included in the share ownership table on page 71 except to the extent they may have been distributed as shares and sold prior to January 13, 2012.

DIRECTOR STOCK UNIT HOLDINGS AT THE END OF FISCAL 2011
Stock Units
Susan E. Arnold	12,598
John E. Bryson	35,487
John S. Chen	17,690
Judith L. Estrin	6,354
Steven P. Jobs	—
Fred H. Langhammer	20,095
Aylwin B. Lewis	19,433
Monica C. Lozano	27,911
Robert W. Matschullat	36,401
John E. Pepper, Jr.	14,874
Sheryl K. Sandberg	7,195
Orin C. Smith	6,354

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Options Outstanding.    Prior to fiscal 2011, each Director serving on March 1 of any year received an option on that date to acquire shares of Company stock. The exercise price of the options was equal to the average of the high and low prices reported on the New York Stock Exchange on the date of grant. The following table sets forth the aggregate number of stock options outstanding for each Director at the end of fiscal 2011.

DIRECTOR OPTION HOLDINGS AT THE END OF FISCAL 2011
Number of Shares Underlying Options Held
Susan E. Arnold	22,503
John E. Bryson	36,003
John S. Chen	46,503
Judith L. Estrin	58,503
Steven P. Jobs	—
Fred H. Langhammer	40,503
Aylwin B. Lewis	46,503
Monica C. Lozano	58,503
Robert W. Matschullat	52,503
John E. Pepper, Jr.	34,503
Sheryl K. Sandberg	—
Orin C. Smith	34,503

All Other Compensation.    To encourage Directors to experience the Company’s products, services and entertainment offerings personally, the Board has adopted a policy, that, subject to availability, entitles each non-employee Director (and his or her spouse, children and grandchildren) to use Company products, attend Company entertainment offerings and visit Company properties (including staying at resorts, visiting theme parks and participating in cruises) at the Company’s expense, up to a maximum of $15,000 in fair market value per calendar year plus reimbursement of associated tax liabilities. In addition, the Company reimburses Directors for the travel expenses of, or provides transportation on Company aircraft for, immediate family members of Directors if the family members are specifically invited to attend events for appropriate business purposes and allows family members (including domestic partners) to accompany Directors traveling on company aircraft for business purposes on a space-available basis. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate incremental cost to the Company of providing the benefits did not exceed $10,000 for any Director. The reimbursement of associated tax liabilities is included in the table above, which was less than $10,000 for each Director other than Mr. Langhammer, Mr. Matschullat and Ms. Sandberg, for whom the reimbursement was $11,060, $10,522 and $13,544, respectively. The column also includes interest earned on deferred cash compensation, which was less than $10,000 for each Director except for Ms. Lozano, for whom interest earned totaled $18,100. In addition, pursuant to a program available to all employees, the Company offered to match certain contributions made by any Director to relief for the consequences of the 2011 earthquake and tsunami in Japan, and the Company matched a contribution of $10,013 by Mr. Matschullat pursuant to this program, which is also included in this column.

Certain Relationships and Related Person Transactions

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any Director, executive officer, holder of more than 5% of our outstanding shares or any immediate family member of any of these persons has a direct or indirect material interest. Directors, 5% shareholders and executive officers are required to inform the Company of any such transaction promptly after they become aware of it, and the Company collects information from Directors and executive officers about their affiliations and affiliations of their family members so the Company can search its records for any such transactions. Transactions are presented to the Governance and Nominating Committee of the Board (or to the Chairman of the Committee if the Committee delegates this responsibility) for approval before they are entered into

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

or, if this is not possible, for ratification after the transaction has been entered into. The Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company, including whether the transaction impairs independence of a Director. The policy does not require review of the following transactions:

•	Employment of executive officers approved by the Compensation Committee;

•	Compensation of Directors approved by the Board;

•	Transactions in which all shareholders receive benefits proportional to their shareholdings;

•	Ordinary banking transactions identified in the policy;

•

Any transaction contemplated by the Company’s Certificate of Incorporation, Bylaws or Board action where the interest of the Director, executive officer, 5% shareholder or family member is disclosed to the Board prior to such action;

•

Commercial transactions in the ordinary course of business with entities affiliated with Directors, executive officers, 5% shareholders or their family members if the aggregate amount involved during a fiscal year is less than the greater of (a) $1,000,000 and (b) 2% of the Company’s or other entity’s gross revenues and the related person’s interest in the transaction is based solely on his or her position with the entity;

•	Charitable contributions to entities where a Director is an executive officer of the entity if the amount is less than the lesser of $200,000 and 2% of the entity’s annual contributions; and

•

Transactions with entities where the Director, executive officer, 5% shareholder or immediate family member’s sole interest is as a non-executive officer employee of, volunteer with, or director or trustee of the entity.

During fiscal year 2011, the Company engaged in four transactions with affiliates of FMR LLC, which was the beneficial owner of more than 5% of the Company’s outstanding shares at times during fiscal year 2011, but not at the end of the fiscal year. First, an affiliate of FMR served as trustee of the Company’s 401(k) plan and the Company incurred approximately $0.3 million in fees for this and ancillary services, and entities affiliated with FMR benefited from fees incurred by plan participants on balances invested in mutual funds through the plan. Second, during the fiscal year, the Company entered into an agreement with an affiliate of FMR under which the affiliate provides health and welfare administration, retirement plan administration, and related employee benefits consulting services. In connection with these services, the Company incurred approximately $2.7 million in fees during fiscal 2011. Third, entities affiliated with FMR purchased advertising time from the Company through transactions negotiated with independent agents, and the Company received approximately $10.6 million with respect to these purchases during fiscal 2011. Fourth, an affiliate of FMR obtained convention space, rooms and related services from the Company and the Company received approximately $1.4 million with respect to these services during fiscal 2011. Each of these transactions were reviewed and approved by the Governance and Nominating Committee under the Related Person Transaction Approval Policy.

Shareholder Communications

Generally.    Shareholders may communicate with the Company through its Shareholder Services Department by writing to 500 South Buena Vista Street, MC 9722, Burbank, California 91521, by calling Shareholder Services at (818) 553-7200, or by sending an e-mail to investor.relations@disneyonline.com. Additional information about contacting the Company is available on the Company’s investor relations website (www.disney.com/investors) under “My Shareholder Account.”

Shareholders and other persons interested in communicating directly with the Chairman of the Board or with the non- management Directors as a group may do so by writing to the Chairman of the Board or (following the Annual Meeting, the Lead

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Independent Director), The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030. Under a process approved by the Governance and Nominating Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the office of the Secretary of the Company reviews all such correspondence and forwards to Board members a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Shareholder Proposals for Inclusion in 2013 Proxy Statement.    To be eligible for inclusion in the proxy statement for our 2013 Annual Meeting, shareholder proposals must be received by the Compa-

ny’s Secretary no later than the close of business on September 21, 2012. Proposals should be sent to the Secretary, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030 and follow the procedures required by SEC Rule 14a-8.

Shareholder Director Nominations and Other Shareholder Proposals for Presentation at the 2013 Annual Meeting.    Under our bylaws, written notice of shareholder nominations to the Board of Directors and any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Company’s Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2013 Annual Meeting must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed action) to the Company’s Secretary between November 13, 2012 and December 13, 2012. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)	based on the review and discussion referred to in paragraph (1) above, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2012 Annual Meeting of shareholders.

Members of the Compensation Committee

Susan E. Arnold

John S. Chen

Fred H. Langhammer (Chair)

Aylwin B. Lewis

John E. Pepper, Jr.

Compensation Discussion and Analysis

Overview

Disney’s executive compensation program is designed to align the interests of senior management with shareholders by tying a significant portion of their compensation to the Company’s performance as measured by a variety of factors during the fiscal year in question, including financial returns, stock price performance and efforts to position the Company for long-term success.

Under the program, the portion of compensation guaranteed to the Company’s named executives at the beginning of any fiscal year represents only a fraction of the total potential compensation. In the case of Mr. Iger, less than 10% of the value of his target annual compensation this fiscal year was assured at the beginning of the year in the form of his base salary. The value of the remaining 90% of Mr. Iger’s target annual compensation, including performance-based bonus, stock awards and options, is linked directly to the Company’s performance. Although the percentages differ modestly for the other named executive officers, and benefits and perquisites received during the year can increase the percentage of fixed compensation somewhat, more than 80% of all annual compensation awarded to the other named executive officers during the fiscal year was tied to the Company’s performance.

In making decisions on performance-based compensation in fiscal 2011, the Compensation Committee considered the exceptional growth the Company achieved in the face of a persistent challenging economic environment. The Company achieved record net income, revenue and earnings per share in fiscal 2011, with net income increasing 21%, revenue increasing 7% and earnings per share, excluding the impact of items that affected comparability between the years,1 increasing 23% over fiscal 2010. At the same time, the Company continued to invest in a number of projects designed to create long-term growth in shareholder value, including an expansion of its cruise line, development of new or expanded attractions at parks in Florida, California and Hong Kong, and commencement of construction of a new park through a joint venture in Shanghai, China.

Taking into account these circumstances, total annual cash compensation increased by 8.0% for the named executive officers compared to last year. These increases were primarily due to increases in bonuses for certain of the named executive officers

[1]

Earnings per share for the current year included restructuring and impairment charges and gains on the sales of Miramax and BASS, which collectively had a net positive impact of $0.02. Earnings per share for the prior year included restructuring and impairment charges, gains on the sales of investments in two television services in Europe, a gain on the sale of the Power Rangers property, and an accounting gain related to the acquisition of The Disney Store Japan, which collectively had a net adverse impact of $0.04.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

reflecting improved financial performance of the Company and in recognition of other performance factors. The grant date fair value of equity awards increased 7.1% for the named executive officers, primarily due to application of contractual minimum requirements. In the case of Mr. Iger, the increased total annual compensation was also due to an increase in his target bonus and equity award that the Committee determined was appropriate in light of

Mr. Iger’s exceptional leadership of the Company and its review of compensation awarded to the chief executives of the five other, large, publically traded diversified media companies (CBS, Viacom, News Corp., Time Warner and Comcast). Overall, total annual compensation for the named executive officers, including the grant date fair value of annual equity awards, increased by 7.6% in fiscal 2011.

The following table sets forth the compensation received for the last three fiscal years by the three named executive officers who held their current positions in each of fiscal 2009, 2010 and 2011 and separately shows the compensation received by the two named executive officers who held their current positions in fiscal 2010 and 2011. It provides, for each of these years: (a) cash compensation comprised of salary, benefits and perquisites included in the summary compensation table and the annual performance-based bonus; (b) the grant-date fair value of regular annual equity awards during the fiscal year; (c) total annual compensation comprised of fixed compensation, performance-based bonus and the grant-date fair value of regular annual equity awards; and (d) grant-date fair value of any special equity awards received during the fiscal year. The amounts in the table differ from those in the Summary Compensation Table on page 33 in that this table does not include the change in pension value included in the Summary Compensation Table. This table is not a substitute for the Summary Compensation Table and is intended to provide additional information that the Company believes is useful in analyzing compensation decisions made with respect to the three fiscal years covered.

Annual Compensation and Other Equity Awards
	Year	Annual Compensation
		Cash Compensation					Annual Equity Awards	Total Annual Compensation	Special Equity Awards
		Fixed Compensation	Performance- Based Bonus	Total		Percent Change
Robert A. Iger	2011	$2,962,932	$15,500,000	$18,462,932	> >	13.6% 35.0%	$12,900,081	$31,363,013	—
	2010	2,798,433	13,460,000	16,258,433			11,759,051	28,017,484	—
	2009	2,780,063	9,260,000	12,040,063			9,538,408	21,578,471	—
Alan N. Braverman	2011	$1,259,640	$3,100,000	$4,359,640	> >	3.3% 32.3%	$2,580,090	$6,939,730
	2010	1,190,049	3,030,000	4,220,049			2,351,856	6,571,905	$1,556,000
	2009	1,154,919	2,035,000	3,189,919			2,331,653	5,521,572	3,035,500
Kevin A. Mayer	2011	$760,979	$1,207,000	$1,967,979	> >	-15.4% 42.5%	$1,623,283	$3,591,262	—
	2010	736,987	1,590,000	2,326,987			1,817,356	4,144,343	—
	2009	733,158	900,000	1,633,158			1,600,370	3,233,528	—
Total for three officers	2011	$4,983,551	$19,807,000	$24,790,551	> >	8.7% 35.2%	$17,103,454	$41,894,005	—
	2010	4,725,469	18,080,000	22,805,469			15,928,263	38,733,732	$1,556,000
	2009	4,668,140	12,195,000	16,863,140			13,470,431	30,333,571	3,035,500

James A. Rasulo	2011	$1,457,743	$3,750,000	$5,207,743	>	2.5%	$4,676,340	$9,884,083	—
	2010	1,381,325	3,700,000	5,081,325			4,489,844	9,571,169	—
M. Jayne Parker	2011	$663,205	$1,010,000	$1,673,205	>	16.7%	$1,451,339	$3,124,544	—
	2010	584,135	850,000	1,434,135			1,282,866	2,717,001	—
Total for five officers	2011	$7,104,499	$24,567,000	$31,671,499	>	8.0%	$23,231,133	$54,902,632	—
	2010	6,690,929	22,630,000	$29,320,929			21,700,973	51,021,902	$1,556,000

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Compensation Objectives and Program Design

The Company’s executive compensation program seeks to promote the creation of long-term shareholder value by:

•

tying a substantial portion of executives’ total compensation to financial performance measures that align with long-term shareholder value and leadership actions that are expected to position the Company for long-term success; and

•	attracting and retaining high-caliber executives in a competitive market for talent.

We use five different types of compensation in pursuing these objectives:

•	a base salary;

•	a variable, annual, performance-based bonus;

•	periodic grants of long-term, equity-based compensation such as stock options, restricted stock units and performance-based restricted stock units;

•	retirement plans and agreements and arrangements regarding compensation upon termination of employment; and

•	benefits and perquisites.

This section discusses how we have designed our compensation program to address these objectives.

•	“Roles and Responsibilities” addresses the process used to make compensation decisions for executive officers.

•	“Compensation Mix” addresses how we balance fixed and performance-based compensation to achieve our objectives.

•

“Performance-Based Compensation” addresses the specific design elements of the Company’s performance-based bonus and equity compensation programs that are designed to align compensation with the creation of long-term shareholder value.

•	“Fixed Compensation” addresses base salary, benefits and perquisites and retirement plans.
•	“Competitive Considerations” addresses how we evaluate the competitive market for talent and use that evaluation in designing compensation packages.

•	“Other considerations” addresses the use of employment agreements and tax deductibility of executive compensation.

Specific compensation decisions relating to fiscal 2011 are discussed in the section titled “Fiscal 2011 Decisions.”

Roles and Responsibilities

The Compensation Committee determines the compensation, including related terms of employment agreements for those who have them, for each of the named executive officers.

The Committee also conducts reviews of the Company’s general executive compensation policies and strategies and oversees and evaluates the Company’s overall compensation structure and programs. The Committee’s responsibilities include:

•

reviewing and approving corporate goals and objectives relevant to compensation of the chief executive officer and other executive officers, and evaluating performance in light of those goals and objectives;

•	determining compensation for executive officers and other senior officers;

•	evaluating and approving all grants of equity-based compensation to executive officers and other senior officers; and

•

reviewing performance-based and equity-based incentive plans for the chief executive officer and other executive officers and reviewing any other benefit programs presented to the Committee by the chief executive officer.

In carrying out these responsibilities, the Committee: reviews the Company’s general executive compensation policies; determines salaries and bonuses for and equity awards to the named executive officers and such other officers as it determines appropriate; reviews benefit programs for the named executive officers; reviews and approves (or recom-

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

mends approval to the Board where it deems appropriate) all incentive, performance-based and equity-based plans and any other benefit plans submitted to it by the chief executive officer; and reviews and approves terms of all employment agreements with named executive officers and such other officers as it deems appropriate.

The Compensation Committee determines the compensation of the chief executive officer without management input, but is assisted in this determination by its independent compensation consultant (described below) and reviews its determination with the Board of Directors (without members of management present). Terms of the employment agreement with the chief executive officer are approved by the non-management members of the Board of Directors after considering the recommendation of the Compensation Committee.

In making determinations regarding compensation for other named executive officers, the Committee considers the recommendations of the chief executive officer and the input received from its independent compensation consultant. The chief executive officer recommends compensation, including the compensation provisions of employment agreements for those who have them, for named executive officers other than himself and all other officers whose compensation is determined by the Compensation Committee. In making this recommendation, the chief executive officer evaluates the performance of the executive, considers the executive’s responsibilities and compensation in relation to other officers of the Company, and considers publicly available information regarding the competitive market for talent and information provided to him by the Company and information provided to the Committee by the Committee’s independent consultant. The Committee advises the full Board of its deliberations regarding annual bonus and equity incentive awards for named executive officers.

Management also provides data, analysis and recommendations for the Committee’s consideration regarding the Company’s executive compensation programs and policies, preparing materials for the information of and review by the Compensation Committee. Management also administers those programs and policies consistent with the direction of the Committee. Management provides an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company’s objectives, and recommends changes, if necessary to promote achievement of all program objectives.

The Committee meets regularly in executive session without management present to discuss compensation decisions and matters relating to the design of compensation programs.

The Committee has retained the firm of Pay Governance LLC as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Committee’s determinations of compensation awards. The Committee’s consultant attends Compensation Committee meetings, meets with the Committee without management present and provides third-party data, advice and expertise on proposed executive compensation and executive compensation plan designs. At the direction of the Committee, the consultant reviews briefing materials prepared by management and outside advisers to management and advises the Committee on the matters included in the materials, including the consistency of proposals with the Committee’s compensation philosophy and comparisons to programs at other companies. At the request of the Committee, the consultant also prepares its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Committee’s compensation philosophy. The Committee considers these analyses as one factor in making decisions with respect to compensation matters along with information and analyses it receives from management and its own judgment and experience. In particular, with respect to positioning of programs in the competitive market, the Committee considers the analyses in the context of the factors discussed under “Competitive Considerations,” below.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

In October 2008, the Compensation Committee adopted a policy requiring its consultant to be independent of Company management. The policy provides that a consultant will be considered independent if: the firm does not receive from the Company fees for services or products provided to the Company in any fiscal year that exceed 1% of the firm’s annual gross revenues; the individual that advises the Committee does not participate directly or by collaboration with others in the firm in the provision of any services or products to the Company without the approval of the chair of the Compensation Committee unless the related fees are, in the aggregate, less than $100,000; the consultant does not provide any products or services to any executive officer of the Company; and the Committee pre-approves any specific engagement of the firm if the estimated cost of the engagement exceeds $500,000. The Committee performs an annual assessment of the consultant’s independence to determine whether the consultant is independent. The Committee completed this assessment in November 2011. During fiscal 2011, Pay Governance LLC, in addition to providing general advice on the amount and form of executive and director compensation, advised the Committee with respect to the compensation included in an extension of Mr. Iger’s employment agreement. Due to the importance of this agreement and the deliberate consideration of it by the Committee, the fees for advice provided with respect to this agreement (all of which was incurred during the fiscal year) caused the total fees to be paid to Pay Governance LLC during fiscal 2011 to total approximately 1.5% of the firm’s gross revenue for the preceding year. Because the fees for fiscal 2011 exceeded the 1% threshold in the Committee’s policy, the Committee conducted a further assessment of Pay Governance’s independence. The Committee determined that, in light of the fact that all of its other independence criteria were satisfied and that fees from the Company exceeded 1% of Pay Gover-

nance LLC’s annual revenue only as a result of unique circumstances that led to the Committee’s request for additional work to gain the benefit of its independent advice, Pay Governance LLC remained independent of Company management and therefore confirmed that its consultant is independent.

All of the Services provided by Pay Governance LLC during fiscal 2011 were to the Committee (or the Governance and Nominating Committee with respect to director compensation) to provide advice or recommendations on the amount or form of executive and director compensation, and Pay Governance LLC did not provide any additional services to the Company during fiscal year 2011.

Compensation Mix

The Committee believes that a substantial portion of the total compensation of senior executives should be variable and tied to performance in order to align compensation with measures that correlate with creation of long-term shareholder value. This should offer an opportunity for gain in the event of successful performance, matched with the prospect of reduced compensation in the absence of success. The Committee also believes that compensation for more senior executive officers, including the named executive officers, should be more heavily weighted toward variable elements of compensation than is the case for less senior officers because the performance of these officers is more likely to have a strong and direct impact in achieving strategic and financial goals that are most likely to affect shareholder value.

At the same time, the Committee believes that the Company must attract and retain high-caliber executives, and therefore must offer a mixture of fixed and at-risk compensation, and that the levels and mix of these types of compensation must be attractive in light of the competitive market for senior executive talent.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

The following charts show the percentage of total annual compensation (constituting cash compensation and benefits plus the grant-date fair value of regular annual equity awards) awarded to Mr. Iger and to the other named executive officers that is performance-based (performance-based bonus and equity awards) versus fixed (salary and all other compensation) based on amounts shown in the Annual Compensation and Other Equity Awards table, above:

The amounts shown for equity compensation above reflect the grant-date fair value of equity awards, but the actual value of these awards will depend directly on the performance of the Company’s stock price over the period during which restricted units vest and options can be exercised and, with respect to performance-based stock units, whether the performance tests for vesting of these units are met. The value realized by an executive for options and performance-based restricted stock unit awards could be as little as zero, which would occur with respect to options if the Company’s stock price were less than the exercise price of options and would occur with respect to performance-based restricted stock units if none of the performance tests were met (including tests to assure deductibility under Section 162(m) of the Internal Revenue Code).

Performance-based Compensation

The Company ties compensation to the achievement of performance that aligns with long-term shareholder value through:

•	an annual performance-based bonus determined using performance measures designed to correlate closely with the creation of long-term shareholder value; and
•

equity-based compensation whose realizable value varies directly with the market price of the Company’s common stock and all (for awards to the chief executive officer after 2011) or a portion of which (for other senior executives) is subject to performance tests based on the Company’s stock price and earnings per share in addition to a test to assure deductibility under Section 162(m).

Annual Performance-based Bonus.    The Company’s annual performance-based bonus compensates individuals based on the achievement of specific annual financial and other objectives that the Committee believes correlate closely with growth of long-term shareholder value. The process for determining the amount of this bonus for named executive officers involves four basic steps:

(1)

Setting a target bonus.    Early in the fiscal year, the Committee approves a target bonus amount for each named executive officer which generally, except in the case of the chief executive officer, is expressed as a percentage of the named executive officer’s fiscal year end salary. The target bonus takes into account all factors that the Committee deems relevant, including minimums set in the employment

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

agreement where applicable, the recommendation of the chief executive officer (except with respect to his own bonus), the nature and responsibility of the position and competitive market conditions.

(2)	Setting Company financial performance ranges. Early each fiscal year, the Compensation Committee receives recommended financial performance measures and ranges from senior management, reviews them with senior management and the Committee’s compensation consultant, and then sets performance measures and ranges and reports their determination to the full Board.

(3)	Setting other performance objectives. The Committee believes that the bulk of the bonus should be based on objective measures of financial performance, but also believes that more subjective elements are also important in recognizing achievement and motivating officers. Therefore, at the same time it sets Company-wide financial performance ranges, the Committee also approves other performance objectives for the Company. These objectives are based on the recommendations of the chief executive officer and the Committee’s discussion with him regarding corporate objectives. These objectives allow the Committee to play a more proactive role in identifying performance objectives beyond purely financial measures.

(4)	Measuring performance and preliminary bonus determination. After the end of the fiscal year, the Committee reviews the Company’s actual performance against each of the financial performance ranges established at the outset of the year. In determining the extent to which the financial performance ranges are met for a given period, the Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

To make its preliminary bonus determination, the Committee multiplies an amount equal to 70% of the target bonus by a factor reflecting actual performance compared to the financial performance ranges set at the beginning of the year. The factor ranges from a minimum of zero to a maximum of 200% for each executive officer.

The Committee then multiplies the remaining 30% of the target bonus amount by a factor to reflect the Committee’s assessment of performance against the other performance objectives set at the outset of the year as well as the named executive officer’s overall contribution to the Company’s success. This factor may range from 0% to a maximum that, when combined with the award based on financial performance factors, will, except in special circumstances such as unusual challenges or extraordinary successes, result in a bonus that does not exceed 200% of the target bonus. In arriving at this factor, the Committee considers the recommendation of the chief executive officer in cases other than his own bonus, and the Committee may consider the nature and impact of events that resulted in adjustments to the financial performance targets as described above.

All bonus awards for named executive officers are also subject to a test specifically designed to assure that the awards are eligible for deductibility under Section 162(m), which is in addition to the performance measures described above.

The Committee has the discretion, in appropriate circumstances, to award a bonus less than the amount determined by the steps set out above, including discretion to award no bonus at all.

Equity-based Compensation.    The Company’s long-term incentive program provides for the award of restricted stock units and stock options to participating employees including the named executive officers. The program is designed to provide incentives to create and maintain shareholder value over a multi-year period by making annual awards whose value depends on and is directly related to sustained changes in the market price of the Company’s shares. For the named execu-

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

tive officers, each annual award has typically been in the form of a mix of stock options and restricted stock units as follows:

•	stock options with an exercise price not less than the market price on the date of grant (40% of the grant-date fair value of the award);

•

restricted stock units whose vesting is conditioned on the satisfaction of performance conditions in addition to a test to ensure that the compensation is deductible pursuant to Internal Revenue Code Section 162(m) (30% of the grant-date fair value of the award); and

•

restricted stock units whose vesting is not subject to performance conditions other than the test to ensure that the compensation is deductible pursuant to Internal Revenue Code Section 162(m) (30% of the grant-date fair value of the award).

Participants receive value from stock options only if and to the extent the market price of the Company’s common stock when a participant exercises an award exceeds the market price on the date of grant. Participants realize value on restricted stock units subject to performance tests only if and to the extent that the tests described below are met. The value participants receive on restricted stock units (whether or not subject to performance tests) varies directly with the market price of the Company’s common stock at the time the units vest.

The Committee has weighted the awards slightly more toward restricted stock units because these awards reflect both increases and decreases in stock price from the grant-date market price and thus tie compensation more closely to changes in shareholder value at all levels compared to options, whose intrinsic value changes with shareholder value only when the market price of shares is above the exercise price. In addition, the weighting toward restricted stock units allows the Committee to deliver equivalent value with use of fewer authorized shares.

In a new employment agreement entered into with Mr. Iger shortly after the end of fiscal 2011, and effective October 2, 2011,

Mr. Iger and the Company agreed that 50% of the grant-date fair value of future equity awards to him would be in the form of stock options with an exercise price not less than the market price on the date of grant, and 50% of the grant-date fair value of the awards would be in the form of restricted stock units whose vesting is conditioned on the satisfaction of performance conditions in addition to a test to ensure that the compensation is deductible pursuant to Internal Revenue Code Section 162(m). The Committee determined that it was appropriate to require that all of Mr. Iger’s future stock unit awards be subject to performance tests because of the particular impact Mr. Iger’s leadership can have on the performance of the Company, and the mix of options and stock units was arrived at through negotiation with Mr. Iger.

The Committee may in the future adjust the mix of award types or approve different award types, such as restricted stock, as part of the overall long-term incentive award. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of restricted stock units and options depending on the Compensation Committee’s assessment of the total compensation package being offered.

Stock options are generally scheduled to vest over four years after the awards are made and generally remain exercisable for seven years (for awards made in 2005 through 2009) or ten years (for all other awards) after the date of the award. If the participant is age 60 or greater and has at least ten years of service at the date of retirement, options awarded after March 2011 (and awarded at least one year before retirement), continue to vest and remain exercisable until the earlier of five years after retirement and the original expiration date (except that this does not apply for certain employees outside the United States). Options awarded between December 2009 and March 2011 continue to vest and remain exercisable for three, instead of five, years in these circumstances.

Restricted stock units without performance tests (other than the test to ensure that the compensation is deductible pur-

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

suant to Internal Revenue Code Section 162(m)) vest 25% per year beginning on the first anniversary of the award date. The vesting conditions of restricted stock units with performance tests have changed over time. Fiscal 2011 awards with performance tests vest three years after grant date. All restricted stock unit awards made since December 2009 continue to vest according to the original vesting schedule following retirement if the awards were made at least one year before retirement and the participant is age 60 or greater and has at least ten years of service at the date of retirement (except that the extended vesting does not apply for certain employees outside the United States.)

The Committee adjusts performance tests for restricted stock units from time to time in response to changes in the competitive environment and to ensure that the program meets the objective of providing clear incentives tied to the creation of long-term shareholder value. For units subject to a performance test awarded in 2011, the number of units that vest is based on a target number of units adjusted to reflect performance, with the number of units vesting ranging from 0% to 150% of the target. As set forth in the table immediately below, assuming continued employment (or extension of vesting on retirement as described in the preceding paragraph) and satisfaction of the Section 162(m) test as applicable to awards to executive officers, the conditions to vesting and the determinant of the number of units that will vest is tied to two performance measures: (a) the Company’s three-year total shareholder return (TSR in the table below) compared to the total three-year shareholder return of the companies in the S&P500 (based on market prices for the last 20 trading days of the period ending one month prior to the third anniversary of the award) and (b) the Company’s growth in earnings per share from continuing operations (EPS in the table below) for the 12 quarters reported on or before one month prior to the third anniversary compared to the growth in earnings per share from continuing operations of the companies in the S&P500 over the same period. The number of units that vest will be determined according to the following schedule:

First Performance Test	Second Performance Test (if applicable)	Percent of Target Units Vesting*
TSR below 25th percentile	EPS below 50th percentile	0%
	EPS 50th percentile or higher	50%
TSR equal to 25th percentile to 50th percentile	EPS below 50th percentile	50% to 100%
	EPS 50th percentile or higher	75% to 100%
TSR equal to 50th percentile to 75th percentile	Not applicable	100% to 150%
TSR 75th percentile and above	Not applicable	150%

*	The percent of units vesting varies within ranges in a linear manner from the low end of the range to the high end of the range based on the Company’s TSR percentile.

EPS for the Company will be adjusted as the Committee deems appropriate in its sole discretion (i) to exclude the effect of extraordinary, unusual and/or nonrecurring items and (ii) to reflect such other factors as the Committee deems appropriate to fairly reflect earnings per share growth. Adjustments to the diluted EPS from continuing operations of S&P 500 companies will not normally be made.

Mr. Iger’s new employment agreement provides that restricted stock units awarded after October 2, 2011, will have the performance test described above unless the Committee determines to revise the test in a way that does not materially diminish the value of the grant to Mr. Iger or the opportunity for such awards to become vested.

Units that were awarded prior to 2011 had performance tests and other vesting provisions as described in our proxy statements for the years in which the awards were issued.

The Committee may impose different vesting conditions on awards of restricted stock units other than the annual award.

Restricted stock units awarded upon commencement of employment or

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

execution of a new employment agreement are generally subject to the Section 162(m) test and are generally not subject to any additional performance test, although restricted stock units awarded to Mr. Iger in connection with the execution of his employment agreement in 2005, the last of which vested during fiscal 2011, were subject to a total shareholder return test based on total shareholder return from the date the agreement was originally entered into through the applicable vesting dates.

Equity awards are made by the Compensation Committee only on dates the Compensation Committee meets. Compensation Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding the Company. The Committee may make an award with an effective date in the future contingent on commencement of employment, execution of a new employment agreement or some other subsequent event.

The Committee will not grant stock options with exercise prices below the fair market value of the Company’s stock on the date of grant. The Company defines fair market value as the average of the high and low stock prices on the date of grant, which may be higher or lower than the closing price on that day. The Committee believes that the average of high and low prices is a better representation of the fair market value on the date of grant and tends to be less volatile than the closing price. The Committee will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval.

Risk Management Considerations.    The Committee believes that the Company’s performance-based bonus and equity programs create incentives to enhance long-term shareholder value. Several elements of the program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:

•	The financial metrics used to determine the amount of an executive’s bonus are measures the Committee believes drive long-term shareholder value. These measures are operating income, return on invested capital, after-tax free cash flow and earnings per share. The Committee sets ranges for these measures intended to encourage success without encouraging excessive risk taking to achieve short-term results. In addition, the overall bonus is not expected to exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the year.

•

The measures used to determine whether performance-based stock units vest are based on one to four years of performance for awards granted before 2010, with all subsequent awards based on three years of performance. The Committee believes that the longer performance periods encourage executives to attain sustained performance over several periods, rather than performance in a single period.

•

Stock options become exercisable over a four-year period and remain exercisable for up to ten years (seven years for options issued from 2005 to 2009) from the date of grant, encouraging executives to look to long-term appreciation in equity values.

•

Named executive officers are required to acquire within five years of becoming an executive officer and hold as long as they are executive officers of the Company shares (including restricted stock units) having a value of at least three times their base salary amounts, or five times in the case of the chief executive officer. To the extent these levels have not been reached, these officers are required to retain ownership of shares representing at least 75% of the after-tax gain (100% in the case of the chief executive officer) realized on exercise of options for a minimum 12 months.

•

If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits the Company to recover incentive compensation from that executive officer

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

(including profits realized from the sale of Company securities). In such a situation, the Board of Directors would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.

Each of these elements of the compensation program other than the share retention requirements apply to all of the senior executives of the Company, and all but the share retention requirements and performance tests for equity awards apply to all participants in the program.

At the Compensation Committee’s request, management conducted its annual assessment of the risk profile of the Company’s compensation program, which included an inventory of the compensation programs at each of the Company’s segments, an evaluation of whether any program contained elements that created risks of behavior that could have an adverse impact on the Company, and an evaluation of whether the impact of any program could be material to the Company. Management provided the results of this assessment to Pay Governance LLC, which evaluated the findings and reviewed them with the Committee. As a result of this review, the Committee determined that the risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Fixed Compensation

Two elements of compensation for executive officers are not performance-based: base salary and benefits and perquisites, including pension benefits. These elements are discussed below.

Base Salary.    Base salary provides fixed compensation to an individual that reflects his or her job responsibilities, experience, value to the Company, and demonstrated performance.

Salaries or minimum salaries for Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker are determined in their employment agreements. These salaries or minimum salaries and the amount of any increase over minimums are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

•	the nature and responsibility of the position;

•	the impact, contribution, expertise and experience of the individual executive;

•	competitive market information regarding salaries to the extent available and relevant;

•	the importance of retaining the individual along with the competitiveness of the market for the individual executive’s talent and services; and

•	the recommendations of the president and chief executive officer (except in the case of his own compensation).

Where not specified by contract, salaries are generally reviewed annually.

Benefits and Perquisites.    Employment agreements with Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker provide that each is entitled to participate in employee benefits and perquisites generally made available to senior executives of the Company. Thus named executive officers receive benefits the Company provides to its salaried employees, including health care coverage, life and disability insurance protection, reimbursement of certain educational expenses and access to favorably priced group insurance coverage. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, disability or death, to encourage ongoing education in job-related areas and to allow employees to take advantage of reduced insurance rates available for group policies.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

In addition to the benefits provided to salaried employees generally, executive officers receive benefits and perquisites that are substantially the same as those offered to other officers of the Company at or above the level of vice president, including: the option of receiving an automobile supplied by the Company (including insurance, maintenance and fuel) or a monthly payment in lieu of the automobile benefit; relocation assistance; eligibility for reimbursement of up to $450 for health club membership or exercise equipment and reimbursement of up to $1,500 for an annual physical exam; complimentary access to the Company’s theme parks and some resort facilities and discounts on Company merchandise and resort facilities; and personal use of tickets acquired by the Company for business entertainment when they become available because no business use has been arranged. In addition to the benefits and perquisites provided to other employees at or above the vice president level, executive officers may be eligible to receive basic financial planning services, enhanced excess liability coverage, increased relocation assistance, and an increased automobile benefit. The Company pays the cost of security services and equipment for the president and chief executive officer in an amount that the Board believes is reasonable in light of his security needs and, in the interest of security, requires the chief executive officer to use corporate aircraft for personal travel. Other senior executive officers are also permitted at times to use corporate aircraft for personal travel at the discretion of the chief executive officer.

Retirement Plans.    The Company maintains defined benefit and defined contribution retirement programs for its salaried employees in which the Company’s named executive officers participate. These programs aim to recruit and retain talent by helping provide financial security into retirement and rewarding and motivating tenure.

In addition to the Company’s tax-qualified defined benefit plans, the Company maintains non-qualified defined benefit plans in which the named executive officers participate. All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which limit the benefit to participants whose compensation exceeds these limits. In order to provide retirement benefits commensurate with salary levels, the non-qualified plans provide benefits to key salaried employees, including the named executive officers, using substantially the same formula for calculating benefits as is used under the tax-qualified plans but on compensation in excess of the compensation limitations and maximum benefit accruals for tax-qualified plans. Additional information regarding the terms of retirement programs for named executive officers is included in “Compensation Tables — Pension Benefits” beginning on page 42.

Competitive Considerations

In designing the Company’s compensation program, the Committee seeks to offer compensation that responds to the competitive market for executive talent in such a way that the Company can attract executives of the highest caliber. We consider the competitive landscape in determining the mix of compensation elements, the level of compensation and other specific terms of compensation packages, and we seek to promote attraction and retention of executives by offering the opportunity for compensation that is competitively desirable in the event of successful performance.

The Company is a complex organization that operates and recruits talent across diverse industries and markets and necessarily must make each compensation decision in the context of the particular situation, including the characteristics of the business or businesses in which the individual operates and the individual’s specific roles, responsibilities, qualifications and experience. The Company takes into account information about the competitive market for executive talent, but because of the complex mix of businesses in which the Company is engaged, the Company believes that strict benchmarking against selected groups of companies does not provide a meaningful basis for establishing compensation. Therefore, the Committee does not attempt to maintain a specific target per-

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

centile with respect to a specific list of benchmark companies in determining compensation for named executive officers. Rather, the Committee reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include broad public company indexes such as Fortune 100 companies and a group of companies proposed by management, which the Committee believes are relevant to its determinations in a number of respects, including size, complexity, diversity and global presence. The Committee periodically revises this group, which, throughout fiscal 2011, consisted of the following 28 companies:

•Accenture	•Intel
•Amazon.com	•IBM
•Apple	•Johnson & Johnson
•AT&T	•Kimberly-Clark
•CBS	•Microsoft
•Cisco Systems	•News Corp.
•Coca Cola	•Oracle
•Colgate Palmolive	•Pepsico
•Comcast	•Procter & Gamble
•Dell	•Texas Instruments
•DirectTV	•Time Warner Cable
•EMC	•Time Warner
•Google	•Verizon Communications
•Hewlett-Packard	•Viacom

Among these companies, the Committee pays particular attention to the compensation practices of the following five U.S. companies that are major, complex, diversified and publicly held entertainment companies, especially when evaluating compensation decisions with respect to the chief executive officer:

•	CBS
•	Comcast
•	News Corp.
•	Time Warner
•	Viacom

Other Considerations

Employment Agreements.    The Committee enters into employment agreements with senior officers when it determines that an employment agreement is desirable for the Company to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where the

Committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Company with respect to other similarly situated employees. With respect to the named executive officers, the Company has entered into employment agreements with Mr. Iger (for a term through June 30, 2016), Mr. Rasulo (for a term through January 31, 2015), Mr. Braverman (for a term through September 30, 2013), Mr. Mayer (for a term through September 30, 2012) and Ms. Parker (for a term through August 31, 2012).

Employment agreements with executive officers provide executive officers with certain benefits upon termination of their employment in various circumstances, as described under “Compensation Tables — Payments and Rights on Termination,” beginning on page 44. The termination provisions define the rights of the executives and the Company in various termination scenarios and serve a variety of purposes including providing benefits to the executive and his or her family in the event of the death or disability of the executive, defining when an executive can be terminated with cause and receive no further compensation, and clearly defining rights in the event of a termination in other circumstances.

The termination provisions are also designed to align executives’ interests with long-term shareholder growth by providing that, in those circumstances in which bonus payments are made and equity awards vest after termination, the payments and awards are (except in the case of vesting of restricted stock units following termination due to death or disability) subject to the same performance measures (other than the test to assure deductibility under Section 162(m)) as apply if there is no termination.

Other material terms of the employment agreements with Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker are described under “Fixed Compensation” above and “Fiscal 2011 Decisions” below.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Tax deductibility.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and up to three other executive officers other than the chief financial officer whose compensation must be included in this proxy statement because they are the most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee has structured awards to executive officers under the Company’s annual performance-based bonus program and equity awards program to qualify for this exemption. However, the Committee believes that shareholder interests are best served if the Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee has approved salaries for executive officers that were not fully deductible because of Section 162(m) at the time of approval and retains the right to authorize payments or take other actions that can result in the payment of compensation that is not deductible for income tax purposes.

Fiscal 2011 Decisions

The following is a discussion of specific decisions made by the Compensation Committee in fiscal year 2011 or with respect to fiscal year 2011 compensation for the named executive officers. In making its decisions, the Committee considered specific comments received from shareholders. In particular, in connection with the advisory vote on executive compensation to be presented at the 2011 Annual Meeting, the Company received feedback from the Company’s shareholder base regarding its practice of providing tax protection for certain executives who are subject to excise taxes on compensation received on termination following a change in control. In light of this feedback and considering evolving market practices, the Compensation Committee, prior to the 2011 Annual Meeting, adopted a policy that it will not, without shareholder approval, include reimbursement for excise taxes payable by an executive upon termination following a change in control in any future agreements with executive officers, and no agreement with executive officers contains such a provision at this time. Except where the Committee received specific feedback from shareholders, the Committee did not speculate as to the motivations behind the advisory vote, which, with approximately 77% of shares present and eligible to vote approving the resolution, the Committee considered to be generally favorable.

Employment Agreements

Shortly after the end of the fiscal year, the Compensation Committee recommended to the Board of Directors, and the Board (excluding Mr. Iger) approved, the terms of an amended and restated employment agreement for Mr. Iger, effective October 2, 2011. The term of Mr. Iger’s prior employment agreement ended January 31, 2013 and the new agreement extends through June 30, 2016. The new employment agreement provides that Mr. Iger will serve as Chief Executive Officer and Chairman of the Board from the date of the 2012 Annual Meeting through April 1, 2015, and as Chairman of the Board from that date through June 30, 2016.

The new agreement provides that Mr. Iger’s minimum annual salary will be $2.5 million, his minimum target bonus will be $12.0 million for each of fiscal 2012 through fiscal 2015 and $6 million in fiscal 2016, and the minimum fair value of his annual long-term target incentive compensation award will be $15.5 million in fiscal years 2012 through 2015 and $6 million in fiscal year 2016. As noted below, the Compensation Committee had set Mr. Iger’s salary at $2,000,000 and his target bonus award and long-term incentive compensation award at $12 million for fiscal 2011, and his prior agreement had provided that the minimum salary, target bonus award and long-term incentive compensation award would be at least $2 million, $10 million and $9 million, respectively. Consistent with the Committee’s policy of phasing out the

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Family Income Assurance Plan, the new agreement specifies that Mr. Iger is no longer entitled to this benefit. As Mr. Iger’s prior agreement was the last agreement to specifically provide for this benefit, no named executive officer is now eligible for this benefit.

Additional material terms for Mr. Iger’s new employment agreement are described under “Performance Based Compensation — Equity Based Compensation,” “Other Considerations — Employment Agreements” above and “Compensation Tables — Payments and Rights on Termination,” beginning on page 44.

The Board’s principal objectives in entering into the new employment agreement with Mr. Iger were to secure access to Mr. Iger’s leadership and experience for an extended period and to provide for a path to succession with a smooth transition of his duties and responsibilities as chief executive officer toward the end of that period. The new target amounts for bonus and equity awards and the other provisions of the agreement were provided in exchange for extending the term of Mr. Iger’s agreement and arrived at through negotiation with Mr. Iger and in consultation with the Committee’s independent consultant and in light of information provided to the Committee and the Board by the consultant regarding compensation awarded to similarly situated officers of other companies.

Base Salary

Employment agreements with Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker provide for a base salary as follows:

•

Mr. Iger’s employment agreement in effect from fiscal 2005 to fiscal 2011 provided for Mr. Iger to receive an annual salary of at least $2,000,000. His new employment agreement provides for an annual salary of $2,500,000.

•

Mr. Rasulo’s employment agreement provides for an annual salary of $1,400,000 for the first year of the agreement, effective January 1, 2010, and provides for the Company to set an annual salary for subsequent years in its sole discretion as long as the amount is at least $1,400,000. Based on Mr. Iger’s recommendation and Mr. Rasulo’s performance during the preceding year, the Committee in fiscal 2011 approved an increase in Mr. Rasulo’s salary to $1,450,000 effective January 1, 2011 and subsequently approved an increase in Mr. Rasulo’s salary to $1,500,000 effective January 1, 2012.

•

Mr. Braverman’s employment agreement provides for an annual salary of $1,100,000 for the first year of the agreement, effective October 1, 2008, and provides for the Company to set an annual salary for subsequent years in its sole discretion as long as the amount is at least $1,100,000. Based on Mr. Iger’s recommendation and Mr. Braverman’s performance during the preceding year, the Committee in fiscal 2011 approved an increase in Mr. Braverman’s salary from $1,150,000 to $1,200,000 effective January 1, 2011 and subsequently approved an increase in Mr. Braverman’s salary to $1,240,000 effective January 1, 2012.

•

Mr. Mayer’s employment agreement provides for an annual salary of $700,000 for the first year of the agreement, effective October 1, 2008, and provides for the Company to set an annual salary of no less than that amount for subsequent years in its sole discretion. Based on Mr. Iger’s recommendation and Mr. Mayer’s performance during the preceding year, the Committee in fiscal 2011 approved an increase in Mr. Mayer’s salary from $725,000 to $746,750 effective January 1, 2011 and subsequently approved an increase in Mr. Mayer’s salary to $769,153 effective January 1, 2012.

•

Ms. Parker’s employment agreement provides for an annual salary of $550,000 for the first year of the agreement, effective September 1, 2009 and provides for the Company to set an annual salary for subsequent years in its sole discretion as long as the amount is at least $550,000. Based on Mr. Iger’s recommendation and Ms. Parker’s performance during the preceding year, the Committee in fiscal 2010 had approved an increase in Ms. Parker’s salary to $625,000 effective September 1, 2010,

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

which remained in effect for calendar 2011, and subsequently approved an increase in Ms. Parker’s salary to $650,000 effective January 1, 2012.

Annual Performance Bonuses for Named Executive Officers

The Committee approved the following target bonuses for the named executive officers for fiscal 2011:

Named Executive Officer	Target Bonus
Robert A. Iger	$12,000,000
James A. Rasulo	200% of fiscal year-end salary
Alan N. Braverman	200% of fiscal year-end salary
Kevin A. Mayer	125% of fiscal year-end salary
M. Jayne Parker	125% of fiscal year-end salary

For each named executive officer other than Mr. Iger and Ms. Parker, the targets were equal to the minimum amount set forth in their respective employment agreements in effect at the time the target bonus was set. The Committee increased Mr. Iger’s target bonus from $10,000,000 in fiscal 2010 in light of Mr. Iger’s exceptional leadership of the Company and its review of compensation awarded to the chief executives of the five other, large, publically traded diversified media companies (CBS, Viacom, News Corp., Time Warner and Comcast). The Committee increased Ms. Parker’s target bonus from the contractual minimum of 100% of fiscal year-end salary in light of her extraordinary performance.

In November 2010, the Committee also selected four financial performance measures to be used in making the determination with respect to the 70% portion of the target bonus based on financial performance measures. The Committee selected operating income, return on invested capital, after-tax free cash flow and earnings per share and established the performance ranges and weightings shown in the table on the following page. The performance measures and relative weightings were the same as were used in fiscal 2010. The Committee selected the performance ranges based on recommendations of the chief executive officer and after reviewing the Company’s annual operating plan for fiscal 2011 and the long-term strategic plan. The Committee determined that performance below the threshold level of each range represented performance at a level that, in light of planned business operations and expected conditions for the year, represented marginal performance and that the maximum of each range represented exceptional performance in light of these conditions and expectations. In light of easing of the macro-economic volatility experienced in recent years, the Committee established ranges for these measures that were approximately the same width relative to the absolute amount as those set for fiscal 2008 prior to the economic disruption in late 2008, with the exception of the range for free cash flow. The Committee maintained a wider range for free cash flow because recent experience demonstrated that this measure was subject to a high degree of volatility irrespective of macro-economic conditions.

At the same time, the Committee also approved other Company-wide performance factors to be used in making the determination with respect to the 30% portion of the target bonus for each of the named executive officers. The Committee approved the following factors based on the recommendation of Mr. Iger and the strategic objectives of the Company:

•	Foster quality, creativity and innovation in how we create, market and distribute all of our products

•	Manage efficiency across all areas of spending, with a specific focus on overhead expenses

•	Invest in our people including an emphasis on diversity, leadership and improved communications

•	Successfully integrate recent acquisitions

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

The bonuses awarded to the named executive officers were determined as follows:

•

Performance for the fiscal year on the four financial performance measures was compared to the performance range for each of the measures established by the Committee at the beginning of the fiscal year. A performance factor was calculated for each of the four financial performance measures, with the performance factor equal to zero if the bottom of the performance range was not achieved and the factor increasing from 35% to 200% from the bottom of the performance range to the top of performance range. The resulting performance factor for each financial performance measure was multiplied by the weight shown below to arrive at a weighted multiple, and the four weighted multiples were added to arrive at an aggregate financial performance multiple, as shown below.

	Performance Range	Adjusted Actual Fiscal Year 2011 Performance	Resulting Performance Factor	Weight	Weighted Multiple
Performance Measure	(dollars in millions except per share amounts)
Operating income	$6,400-$9,600	$8,825	127%	.250	31.8%
Return on invested capital*	6.9%-10.8%	9.7%	127%	.250	31.8%
After-tax free cash flow**	$1,650-$5,611	$3,738	119%	.214	25.5%
Earnings per share	$1.66-$2.78	$2.54	141%	.286	40.3%
Aggregate Financial Performance Goal Multiple					129.4%

*	“Return on invested capital” is aggregate segment operating income less corporate and unallocated shared expenses and income tax expense, divided by average net assets (including net goodwill) invested in operations, all on an equity basis (i.e., including Euro Disney and Hong Kong Disneyland on a basis that reflects actual ownership percentage rather than on a consolidated basis).
**	“After-tax free cash flow” is cash provided by operations less investments in parks, resorts and other properties, all on an equity basis (i.e., including Euro Disney and Hong Kong Disneyland on a basis that reflects actual ownership percentage rather than on a consolidated basis).

In comparing actual performance for fiscal year 2011 to the performance ranges, the Committee excluded the impacts of loss on the sales of businesses and restructuring and impairment charges in determining the adjusted actual performance. The amounts included in the table above reflect these adjustments.

•

The Committee then evaluated each officer’s performance against the other performance objectives set forth above. With respect to performance by each executive officer, the Committee determined (in the case of Mr. Iger) and concurred with Mr. Iger’s conclusions (with respect to the other executive officers) that:

•

Mr. Iger impressively led the Company through a persistent difficult economic environment, achieving record revenue, operating income and earnings per share. These results reflected the benefit that the Company has begun to realize from long-term investments made earlier in Mr. Iger’s tenure. At the same time, Mr. Iger continued to focus on important long-term strategic investments, particularly investments in key emerging international markets, including the beginning of construction of a new theme park in Shanghai and increased investment in the Indian and Russian media markets. Mr. Iger continued his strong work on developing executive leadership including identifying and promoting key talent, and he maintained his commitment to diversity including the appointment of a chief diversity officer.

•

Mr. Rasulo provided excellent leadership of the financial function through initiatives he led or promoted to improve financial performance, including: the development of efficiencies in the creation and distribution of products; strategic acquisitions and investments; process improvements and expense reductions in administrative areas; and continued integration of Marvel. During the year, Mr. Rasulo also initiated a reorganization of the Company’s corporate citizenship functions designed to expand and protect our efforts in this area. Mr. Rasulo also led the management of the Company’s capital strategy, taking

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

advantage of favorable markets to refinance debt at historically low rates.

•

Mr. Braverman continued to lead the legal function with exceptional advice, outstanding results and forward-looking management. His accomplishments during the year included: sound advice to senior management and the Board of Directors on key legal and governance matters; favorable results in a number of key intellectual property and regulatory matters; promotion of strategic organizational changes for the legal team designed to develop leadership within the department and improve organizational effectiveness; increased diversity within the legal department; and development of a comprehensive global policy function.

•

Mr. Mayer made important contributions in carrying out the Company’s strategic priorities, most notably with a strong emphasis on further developing the Company’s non-US businesses, including the development and implementation of a strategy for growth in India and development of a joint venture for the Disney Channel in Russia. Mr. Mayer also: helped promote the launch of new business initiatives in consumer products, the Company’s on-line business and ABC News; negotiated and executed acquisitions in other important strategic areas; and restructured alliances and completed divestures to rationalize other business lines.

•

Ms. Parker’s strategic approach and collaborative style have led to dramatic improvements to the efficiency and effectiveness of the Company’s human resources function across the enterprise. Her accomplishments during the year included: implementation of a well received redesign of the Company’s salaried retirement program, including a thoughtful and comprehensive communications strategy; development of an enterprise-wide talent acquisition system; strengthening of the Company’s diversity initiatives; and management of executive level talent planning initiatives.

In light of the factors described above and (except in the case of Mr. Iger), Mr. Iger’s recommendations, the Committee established the individual performance factors set forth below for each of the named executive officers.

•	The Committee then calculated final fiscal year 2011 bonuses for the named executive officers as follows, rounding as the Committee determined appropriate:

BONUS CALCULATION FOR FISCAL 2011

	Target Bonus	Company Performance Amount			Individual Performance Amount			Calculated Bonus Amount (Rounded)
		70% of Target	Multiple	Subtotal	30% of Target	Multiple	Subtotal
Robert A. Iger	$12,000,000	$8,400,000	129%	$10,836,000	$3,600,000	130%	$4,680,000	$15,500,000
James A. Rasulo	2,900,000	2,030,000	129%	2,618,700	870,000	130%	1,131,000	3,750,000
Alan N. Braverman	2,400,000	1,680,000	129%	2,167,200	720,000	130%	936,000	3,100,000
Kevin A. Mayer	933,438	653,406	129%	842,894	280,031	130%	364,041	1,207,000
M. Jayne Parker	781,250	546,875	129%	705,469	234,375	130%	304,688	1,010,000

Long-Term Incentive Compensation

The Committee made regular annual equity awards to the named executive officers in January 2011. Consistent with the equity award policies described under “Performance-Based Compensation — Equity-Based Compensation” above, the Committee awarded restricted stock units and options, with 30% of the grant-date fair value of the award in the form of restricted stock units subject to performance vesting conditions in addition to the Section 162(m) test, 30% in the form of restricted stock units subject only to the Section 162(m) test and 40% in the form of options. The number of options and units awarded was determined by valuing stock

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unit awards at an amount equal to the dollar amount of the award allocated to stock units multiplied by the market price on the date of grant without taking into account any valuation adjustments related to achievement of performance tests. On this basis, the value of the award to Mr. Iger was $12,000,000. The value of the awards to Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker were $4,350,000, $2,400,000, $1,510,000 and $1,350,000, respectively. The number of restricted stock units and options is reflected in the Fiscal 2011 Grants of Plan Based Awards table on page 36 below.

In determining the annual grants of restricted stock units and options for each executive officer, the Committee considered the minimums required by employment agreements, where applicable, and the Company’s overall long-term incentive guidelines for all executives, which attempt to balance, in the context of the competitive market for executive talent, the benefits of incentive compensation tied to performance of the Company’s stock with the dilutive effect of equity compensation awards. The Committee also considered Mr. Iger’s recommendations, except in the case of Mr. Iger’s own agreement and award. In determining the size of the equity award for Mr. Iger, the Committee based its award on Mr. Iger’s exceptional leadership of the Company and its review of compensation awarded to the chief executives of the five other, large, publically traded diversified media companies (CBS, Viacom, News Corp., Time Warner and Comcast).

Benefits and Perquisites

The Committee recommended to the Board of Directors, and the Board of Directors approved, changes to the Company’s retirement plans during fiscal 2011. Pursuant to these changes, employees (including executive officers) commencing employment on and after January 1, 2012, will not participate in the Company’s defined benefit plans but will instead participate in new defined contribution plans. In addition, for employees who continue to be covered by the defined benefit plans, for service on and after January 1, 2012, benefits will be calculated on the basis of a percentage of average pay equal to 1.25% of base salary, regular bonus, overtime and commissions, subject to a cap of $1 million of recognized total cash pay for any year from and after January 1, 2017. Benefits for named executive officers under the amended defined benefit plans are limited to the lesser of the amount calculated considering the new benefit formula and the amount the executive officer would have received if he or she continued to receive benefits under the existing plans as they were in force on December 31, 2011. The Company adopted the changes to its retirement plans to provide a consistent basis for determining retirement benefits among the employees of various business units and with the expectation that retirement plan costs would decrease over the long term compared to expected costs without the changes.

Deductibility of Compensation

Awards to executive officers under the Management Incentive Bonus Program and the long-term incentive program include a test specifically designed to ensure that the awards are fully deductible under Section 162(m). As required by Section 162(m), the criterion established must not be certain of being achieved at the time it is set. The regulations under Section 162(m) specifically indicate that a test based on profitability is not assured of being attained. Accordingly, our bonus program and equity award program both use a test based on adjusted net income, which means net income adjusted, as appropriate, to exclude the following items or variances: change in accounting principles; acquisitions; dispositions of a business; asset impairments; restructuring charges; extraordinary, unusual or infrequent items; and extraordinary litigation costs and insurance recoveries. For the one-year period ending at the end of fiscal 2011, the adjusted net income target was $2.94 billion, and the Company achieved adjusted net income of $4.8 billion. Net income was adjusted by increasing it to reflect losses on sales of businesses ($33 million) and restructuring and impairment charges ($8 million). Therefore, bonuses earned in fiscal 2011 and restricted stock units vesting based on fiscal 2011 results are deductible under Section 162(m).

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Compensation Tables

The following table provides information concerning total compensation earned in fiscal 2009, fiscal 2010 and fiscal 2011 by the chief executive officer, the chief financial officer and the three other persons serving as executive officers at the end of fiscal 2011 who were the most highly compensated executive officers of the Company in fiscal 2011. These five officers are referred to as the named executive officers in this proxy statement. Information regarding the amounts in each column follows the table.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary[1]	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation	Total
Robert A. Iger	2011	$2,000,000	$8,100,073	[2]	$4,800,008	$15,500,000	$2,071,385	[3]	$962,932	$33,434,398
President and Chief Executive Officer	2010	2,000,000	7,359,060	[2]	4,399,991	13,460,000	1,600,480	[3]	798,433	29,617,964
	2009	2,038,462	5,940,006		3,598,402	9,260,000	2,343,143	[3]	741,601	23,921,614

James A. Rasulo	2011	1,436,538	2,936,333	[2]	1,740,007	3,750,000	1,190,059	[3]	21,205	11,074,142
Senior Executive Vice President and Chief Financial Officer	2010	1,350,769	2,809,839	[2]	1,680,005	3,700,000	963,953	[3]	30,556	10,535,122

Alan N. Braverman	2011	1,186,538	1,620,086	[2]	960,004	3,100,000	853,475	[3]	73,102	7,793,205
Senior Executive Vice President, General Counsel and Secretary	2010	1,133,654	3,027,854	[2],4	880,002	3,030,000	640,105	[3]	56,395	8,768,010
	2009	1,120,769	4,487,539	[4]	879,614	2,035,000	815,439	[3]	34,150	9,372,511

Kevin A. Mayer	2011	740,894	1,019,278	[2]	604,005	1,207,000	313,052	[3]	20,085	3,904,314
Executive Vice President,	2010	716,827	1,137,357	[2]	679,999	1,590,000	249,821	[3]	20,160	4,394,164
Corporate Strategy and, Business Development	2009	713,269	996,633		603,737	900,000	257,100	[3]	19,889	3,490,628

M. Jayne Parker	2011	625,000	911,337	[2]	540,002	1,010,000	441,259	[3]	38,205	3,565,803
Executive Vice President and Chief Human Resources Officer	2010	556,634	802,861	[2]	480,005	850,000	300,774	[3]	27,501	3,017,775

[1]	The amounts reflect compensation for 53 weeks in fiscal year 2009 compared to 52 weeks in fiscal 2010 and fiscal 2011 due to the timing of fiscal period end.
[2]

Stock awards for fiscal 2010 and 2011 include awards subject to performance conditions that were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date stock award values for fiscal 2010 would be $8,250,068, $3,150,044, $3,206,060, $1,275,064, and $900,068 for Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, and Ms. Parker, respectively, and the grant date stock award values for fiscal 2011 would be $9,000,082, $3,262,593, $1,800,096, $1,132,531, and $1,012,597 for Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer, and Ms. Parker, respectively.

[3]

As described more fully under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below, the changes in pension value in fiscal 2009, fiscal 2010 and fiscal 2011 are driven largely by changes in the discount rate applied to calculate the present value of future pension payments.

[4]

The amount recorded for fiscal 2010 includes $1,556,000 relating to an award of 50,000 restricted stock units scheduled to vest through 2014 awarded to Mr. Braverman in fiscal 2010 as provided in an employment agreement entered into in fiscal 2009 and upon Mr. Braverman’s assumption of new duties in fiscal 2010. The amount recorded for fiscal 2009 includes $3,035,500 relating to an award of 100,000 restricted stock units scheduled to vest through 2012 awarded to Mr. Braverman in fiscal 2009 as an inducement to enter into the employment agreement.

Salary.    This column sets forth salary earned during each fiscal year, none of which was deferred.

Stock Awards.    This column sets forth the grant date fair value of grants during each fiscal year of restricted stock units awarded as part of the Company’s long-term incentive compensation program. The grant date fair value of all restricted stock unit awards is equal to the number of units awarded times the average of the high and low trading price of the Compa-

ny’s common stock on the grant date subject to valuation adjustments for restricted stock units that have performance vesting conditions other than the test to assure deductibility under Section 162(m). The valuation adjustments are determined using a Monte Carlo simulation that determines the probability that the performance targets will be achieved. The grant date fair value of restricted stock units awarded during fiscal 2011 is also included in the Grants of Plan Based Awards table on page 36.

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Option Awards.    This column sets forth the grant date fair value of grants during each fiscal year of options awarded to the named executive officers. The grant-date fair values of options were calculated using the binomial model. The assumptions used in estimating the fair value of options are set forth in footnote 13 to the Company’s Audited Financial Statements for fiscal year 2011. The grant date fair value of options awarded during fiscal 2011 is also included in the Grants of Plan Based Awards table on page 36.

Non-Equity Incentive Plan Compensation.    This column sets forth the amount of compensation earned by the named executive officers under the Company’s Management Incentive Bonus program during each fiscal year. A description of the Company’s annual performance-based bonus program is included in the discussion of “Performance Based Compensation” in the “Compensation Objectives and Program Design” section, and the determination of performance-based bonuses for fiscal 2011 is described in the discussion of “Annual Performance Bonus for Named Executive Officers” in the “Fiscal 2011 Decisions” section, of the Compensation Discussion and Analysis, beginning on page 14.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    This column reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit plans, including supplemental plans, during each fiscal year reported. The amounts recorded in this column vary with a number of factors, including the discount rate applied to determine the value of future payment streams. As a result of a reduction in prevailing interest rates in the credit markets since late 2008, the discount rate used pursuant to pension accounting rules to calculate the present value of future payments decreased from 5.75% for fiscal 2009 to 4.75% for fiscal 2011 driving the substantial increases in the present value of future payments reported for fiscal 2010 and fiscal 2011. The increase in pension value resulting from the change in the discount rate does not result in any increase in the benefits payable to participants under the plan.

None of the named executive officers had earnings on deferred compensation other than Mr. Iger, whose earnings on deferred compensation, which are disclosed below under “Deferred Compensation,” were not above market rates and therefore are not included in this column.

All Other Compensation.    This column sets forth compensation that is not included in other columns, including:

•	the incremental cost to the Company of perquisites and other personal benefits;

•	the amount of Company contributions to employee savings plans; and

•	the dollar value of insurance premiums paid by the Company with respect to excess liability insurance for the named executive officers.

In accordance with SEC interpretations of its rules, the table includes the incremental cost of some items that are provided to executives for business purposes but which may not be considered integrally related to the executive’s duties.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

The following table identifies the incremental cost of each perquisite or personal benefit that exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a named executive officer in fiscal 2011.

FISCAL 2011 PERQUISITES AND PERSONAL BENEFITS
	Personal Air Travel	Security	Other	Total
Robert A. Iger	$371,439	$561,303	$24,465	$957,207
James A. Rasulo	—	—	15,633	15,633
Alan N. Braverman	37,364	—	29,955	67,319
Kevin A. Mayer	—	—	14,750	14,750
M. Jayne Parker	—	—	32,974	32,974

The incremental cost of the items specified above was determined as follows:

•

Personal air travel:    the actual catering costs, landing and ramp fees, fuel costs and lodging costs incurred by flight crew plus a per hour charge based on the average hourly maintenance costs for the aircraft during the year for flights that were purely personal in nature, and a pro rata portion of catering costs where personal guests accompanied executives on flights that were business in nature. Where a personal flight coincided with repositioning of aircraft following a business flight, only incremental costs of the flight compared to an immediate repositioning of the aircraft are included. As noted on page 25, above, Mr. Iger is required for security reasons to use corporate aircraft for personal travel.

•	Security: actual costs incurred by the Company for providing security equipment and services.

The column labeled “Other” in the table above includes, to the extent an executive elected to receive any of those benefits, the incremental cost to the Company of the vehicle benefit, personal air travel where the cost to the Company for personal air travel is less than $25,000, reimbursement of up to $450 for health club membership or exercise equipment, reimbursement of up to $1,500 for an annual physical exam and reimbursement of expenses for financial consulting. Executives also are entitled to the other benefits described in the Compensation Discussion and Analysis under the discussion of “Fixed Compensation” in the “Compensation Objectives and Program Design” section, which either involved no incremental cost to the Company or are offered through programs that are available to substantially all of the Company’s salaried employees.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Grants of Plan Based Awards

The following table provides information concerning the range of awards available to named executive officers under the Company’s management incentive bonus program for fiscal 2011 and information concerning option and restricted stock unit awards made to named executive officers during fiscal 2011. Additional information regarding the amounts in each column follows the table.

FISCAL 2011 GRANTS OF PLAN BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Closing Price of Shares Underlying Options	Grant Date Fair Value of Stock and Option Awards
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Robert A. Iger	1/26/11							437,679	$39.65	$39.44	$4,800,008
	1/26/11				90,801	181,602	227,003				8,100,073	[1]
		$4,200,000	$12,000,000	$24,000,000
James A. Rasulo	1/26/11							158,659	39.65	39.44	1,740,007
	1/26/11				32,916	65,832	82,290				2,936,333	[1]
		$1,015,000	$2,900,000	$5,800,000
Alan N. Braverman	1/26/11							87,536	39.65	39.44	960,004
	1/26/11				18,161	36,322	45,403				1,620,086	[1]
		$840,000	$2,400,000	$4,800,000
Kevin A. Mayer	1/26/11							55,075	39.65	39.44	604,005
	1/26/11				11,426	22,852	28,565				1,019,278	[1]
		$326,703	$933,438	$1,866,876
M. Jayne Parker	1/26/11							49,239	39.65	39.44	540,002
	1/26/11				10,216	20,432	25,540				911,337	[1]
		$273,438	$781,250	$1,562,500

[1]

Stock awards for fiscal 2011 include awards subject to performance conditions that were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date stock award values for fiscal 2011 would be $9,000,082, $3,262,593, $1,800,096, $1,132,531 and $1,012,597 for Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker, respectively.

Grant date.    The Compensation Committee awarded the annual grant of stock options and restricted stock units for fiscal 2011 on January 26, 2011. The Compensation Committee approved awards under the Management Incentive Bonus Program on November 29, 2011.

Estimated Future Payouts Under Non-equity Incentive Plan Awards.    As described in the Compensation Discussion and Analysis, the Compensation Committee sets target bonuses at the beginning of the fiscal year under the Company’s Management Incentive Bonus Program and the Amended and Restated 2002 Executive Performance Plan, and bonuses for named executive officers will, except in special circumstances such as unusual challenges or extraordinary successes, range from 35% to 200% of the target amount based on financial performance factors and other performance factors for the fiscal year, but the bonus may be zero if performance factors (including the Section 162(m) test) fall below threshold amounts or less than the calculated amounts if the Committee otherwise decides to reduce the bonus. As addressed in the discussion of Fiscal 2011 Decisions in the Compensation Discussion and Analysis, the employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker set a minimum target bonus. This column shows the range of bonus amounts for each named executive officer from the threshold to the maximum based on the target set at the beginning of the fiscal year. The actual amounts awarded for fiscal 2011 are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Estimated Future Payouts Under Equity Incentive Plan Awards.    This column sets forth the number of restricted stock units awarded to the named executive officers during fiscal 2011 that are subject to performance tests as described below and/or to the test to assure eligibility for deduction under Section 162(m). These include units awarded to each of the named executive officers as part of the annual grant in January 2011, 50% of which are subject to the performance tests described in the

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Compensation Discussion and Analysis under the heading “Performance-based Compensation — Equity-based Compensation” and all of which are subject to the test to assure eligibility under Section 162(m).

Vesting dates for all restricted stock units held as of the end of fiscal year 2011 are described under “Outstanding Equity Awards,” below.

In each of the cases described above (assuming the Section 162(m) test is met, where applicable):

•

If the total shareholder return test is below the 25th percentile and the earnings per share test is below the 50th percentile, the named executive officer will be entitled to receive on the applicable vesting date a number of shares equal to that set forth in the “threshold” column, plus any shares received as dividend equivalents prior to vesting, comprised of only those shares that are subject only to the Section 162(m) test. In this circumstance, none of the shares that are subject to additional performance tests will vest.

•

If the total shareholder return equals or exceeds the 25th percentile or earnings per share equals or exceeds the 50th percentile, the named executive officer will receive a number of shares equal to (a) those shares that are subject to only the Section 162(m) test; plus (b) the percentage of shares that are subject to additional performance tests as set forth in the table on page 22 (plus, in each case, any shares received as dividend equivalents prior to vesting). For example, the total number of shares vesting would equal the number in the “target” column if, on the measurement date, the total shareholder return test is met at the 50th percentile, and at the number in the

“maximum” column if the total shareholder return equals or exceeds the 75th percentile.

(When dividends are distributed to stockholders, dividend equivalents are credited in an amount equal to the dollar amount of dividends on the number of units held on the dividend record date divided by the fair market value of the Company’s shares of common stock on the dividend distribution date.)

If the Section 162(m) test is not met on any measurement date, the executive would receive no shares on the applicable vesting date.

All Other Option Awards: Number of Securities Underlying Options.    This column sets forth options awarded to the named executive officers as part of the annual grant in January 2011. Vesting dates for these options are described under “Outstanding Equity Awards,” below. The options are scheduled to expire ten years after the date of grant.

Exercise or Base Price of Option Awards; Grant Date Closing Price of Shares Underlying Options.    These columns set forth the exercise price for each option grant and the closing price of the Company’s common stock on the date of grant. The exercise price is equal to the average of the high and low trading price on the grant date, which may be higher or lower than the closing price on the grant date.

Grant Date Fair Value of Stock and Option Awards.    This column sets forth the grant date fair value of stock and option awards calculated in accordance with applicable accounting requirements. The grant date fair value of all restricted stock unit awards and options is determined as described on page 34, above.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Outstanding Equity Awards

The following table provides information concerning unexercised options and unvested restricted stock unit awards held by the named executive officers of the Company as of October 1, 2011. Information regarding the amounts in the columns follows the table.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2011
		Option Awards					Stock Awards
										Equity Incentive Plan Awards
	Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Units That Have Not Vested		Market Value of Unearned Units That Have Not Vested
		Exercisable	Unexercisable
Robert A. Iger	1/10/2007	377,778	—		$34.27	1/10/2014	—		—	—		—
	1/9/2008	315,789	105,264	(A)	29.90	1/9/2015	—		—	—		—
	1/30/2008	—	—		—	—	—		—	103,876	(B)	$3,132,894
	1/31/2008	1,500,000	1,500,000	(C)	29.51	1/31/2015	—		—	—		—
	1/14/2009	240,000	240,000	(D)	20.81	1/14/2016	—		—	147,188	(E)	4,439,190
	1/13/2010	116,394	349,184	(F)	31.12	1/13/2020	—		—	241,296	(G)	7,277,498
	1/26/2011	—	437,679	(H)	39.65	1/26/2021	—		—	227,003	(I)	6,846,395
James A. Rasulo	1/22/2004	150,000	—		$24.64	1/22/2014	—		—	—		—
	1/9/2006	55,000	—		24.87	1/9/2013	—		—	—		—
	1/10/2007	99,000	—		34.27	1/10/2014	—		—	—		—
	1/9/2008	78,948	26,316	(A)	29.90	1/9/2015	13,130	(J)	$395,997	—		—
	1/30/2008	—	—		—	—	—		—	12,984	(K)	$391,597
	1/14/2009	56,000	56,000	(D)	20.81	1/14/2016	17,161	(L)	517,586	17,183	(L)	518,245
	1/13/2010	44,441	133,326	(F)	31.12	1/13/2020	—		—	92,132	(G)	2,778,699
	1/26/2011	—	158,659	(H)	39.65	1/26/2021	—		—	82,290	(I)	2,481,866
Alan N. Braverman	1/22/2004	150,000	—		$24.64	1/22/2014	—		—	—		—
	1/3/2005	60,000	—		28.04	1/3/2012	—		—	—		—
	1/9/2006	87,000	—		24.87	1/9/2013	—		—	—		—
	1/10/2007	92,000	—		34.27	1/10/2014	—		—	—		—
	1/9/2008	63,158	21,053	(A)	29.90	1/9/2015	—		—	—		—
	1/30/2008	—	—		—	—	—		—	20,776	(B)	$626,591
	10/2/2008	—	—		—	—	—		—	51,938	(M)	1,566,447
	1/14/2009	58,667	58,667	(D)	20.81	1/14/2016	—		—	35,980	(E)	1,085,162
	1/13/2010	—	—		—	—	—		—	50,509	(N)	1,523,366
	1/13/2010	23,279	69,837	(F)	31.12	1/13/2020	—		—	48,261	(G)	1,455,545
	1/26/2011	—	87,536	(H)	39.65	1/26/2021	—		—	45,403	(I)	1,369,339
Kevin A. Mayer	1/10/2007	44,000	—		$34.27	1/10/2014	—		—	—		—
	1/9/2008	33,158	11,053	(A)	29.90	1/9/2015	—		—	—		—
	1/30/2008	—	—		—	—	—		—	10,906	(B)	$328,925
	1/14/2009	—	40,267	(D)	20.81	1/14/2016	—		—	24,696	(E)	744,817
	1/13/2010	17,988	53,965	(F)	31.12	1/13/2020	—		—	37,293	(G)	1,124,757
	1/26/2011	—	55,075	(H)	39.65	1/26/2011	—		—	28,565	(I)	861,520
M. Jayne Parker	1/28/2002	8,000	—		$22.20	1/28/2012	—		—	—		—
	1/22/2004	7,200	—		24.64	1/22/2014	—		—	—		—
	1/3/2005	4,800	—		28.04	1/3/2012	—		—	—		—
	1/9/2006	6,400	—		24.87	1/9/2013	—		—	—		—
	1/10/2007	6,000	—		34.27	1/10/2014	—		—	—		—
	1/9/2008	5,684	1,895	(A)	29.90	1/9/2015	903	(J)	$27,232	—		—
	1/30/2008	—	—		—	—	—		—	893	(K)	$26,933
	1/14/2009	8,571	8,572	(D)	20.81	1/14/2016	1,809	(L)	54,566	1,811	(L)	54,625
	1/13/2010	12,697	38,094	(F)	31.12	1/13/2020	—		—	26,325	(G)	793,968
	1/26/2011	—	49,239	(H)	39.65	1/26/2021	—		—	25,540	(I)	770,286

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Number of Securities Underlying Unexercised Options: Exercisable and Unexercisable.     These columns report, for each officer and for each grant made to the officer, the number of shares of common stock that can be acquired upon exercise of outstanding options. The vesting schedule for each grant with unexercisable options is shown under “Vesting Schedule,” below with options identified by the letter following the number of shares underlying options that are unexercisable. Vesting of options held by named executive officers may be accelerated in the circumstances described under “Payments and Rights on Termination,” below.

Number; Market Value of Shares or Units of Stock That Have Not Vested.    These columns report the number and market value, respectively, of shares underlying each grant of restricted stock units to each officer that is not subject to performance vesting conditions nor the test to assure eligibility for deduction pursuant to Section 162(m). The number of shares includes dividend equivalent units that have accrued for dividends payable through October 1, 2011. The market value is equal to the number of shares underlying the units times the closing market price of the Company’s common stock on Friday, September 30, 2011, the last trading day of the Company’s fiscal year. The vesting schedule for each grant is shown below, with grants identified by the letter following the number of shares underlying the grant. Vesting of restricted stock units held by named executive officers may be accelerated in the circumstances described under “Payments and Rights on Termination,” below.

Number; Market Value of Unearned Units That Have Not Vested.    These columns report the maximum number and market value, respectively, of shares underlying each grant of restricted stock units to each officer that is subject to performance vesting conditions and/or the test to assure eligibility for deduction pursuant to Section 162(m). The number of shares includes dividend equivalent units that have accrued for dividends payable through October 1, 2011. The market value is equal to the number of shares underlying the units times the closing market price of the Company’s common stock on

Friday, September 30, 2011, the last trading day of the Company’s fiscal year. The vesting schedule and performance tests and/or the test to assure eligibility under Section 162(m) are shown “Vesting Schedule,” below.

Vesting Schedule.    The options reported above that are not yet exercisable and restricted stock units that have not yet vested are scheduled to become exercisable and vest as set forth below.

(A)	Options granted January 9, 2008: The remaining unexercisable options became exercisable on January 9, 2012.

(B)	Restricted stock units granted January 30, 2008 subject to performance tests. The remaining units are scheduled to vest on January 30, 2012, except that vesting of half of the units is also subject to satisfaction of a total shareholder return or earnings per share test as described in prior proxy statements.

(C)	Options granted January 31, 2008 in connection with the extension of Mr. Iger’s employment agreement: 500,000 of the options become exercisable on January 31, 2012 and options with respect to 1,000,000 shares become exercisable on January 31, 2013.

(D)	Options granted January 14, 2009: One half of the remaining unexercisable options became exercisable on January 14, 2012 and the remaining unexercisable options are scheduled to become exercisable on January 14, 2013.

(E)	Restricted stock units granted January 14, 2009 subject to performance tests. Approximately 25% of the units vested on January 14, 2012. The remaining units are scheduled to vest on January 14, 2013, subject to determination that the test to assure eligibility under Section 162(m) was satisfied, except that vesting of two thirds of the units is also subject to satisfaction of a total shareholder return or earnings per share test as described in prior proxy statements.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

(F)	Options granted January 13, 2010: One third of the remaining options became exercisable on January 13, 2012. One half of the then remaining unexercisable options are scheduled to become exercisable on each of January 13, 2013 and 2014.

(G)	Restricted stock units granted January 13, 2010 subject to performance tests. Approximately 11% of the units vested on January 13, 2012. One eighth of the then remaining units are scheduled to vest on each of January 13, 2013 and 2014, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied. Three fourths of the units remaining after January 13, 2012 are scheduled to vest on January 13, 2013, subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return or earnings per share test described in prior proxy statements. The amount shown is the maximum number of units that could vest.

(H)	Options granted January 26, 2011: One-fourth of the remaining unexercisable options become exercisable on each of January 26, 2012, 2013, 2014 and 2015.

(I)	Restricted stock units granted January 26, 2011 subject to performance tests: 10% of the units vest on each of January 26, 2012, 2013, 2014 and 2015, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied. The remaining units vest January 26, 2014 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of the total shareholder return and earnings per share test described under “Compensation Discussion and Analysis — Compensation Objectives and Program Design — Performance-
based Compensation — Equity-based Compensation,” above, with the number of units vesting depending on the level at which the tests were satisfied. The amount shown is the maximum number of units that could vest.

(J)	Restricted stock units granted January 9, 2008: The remaining units are scheduled to vest on January 30, 2012.

(K)	Restricted stock units granted January 30, 2008 subject to performance tests. The remaining units are scheduled to vest on January 30, 2012, subject to satisfaction of total shareholder return or earnings per share test described in prior proxy statements.

(L)	Restricted stock units granted January 14, 2009, half of which were subject to performance tests: Approximately 25% of the units vested on January 14, 2012. The remaining units are scheduled to vest on January 14, 2013, except that vesting of two thirds of the units is subject to satisfaction of a total shareholder return or earnings per share test as described in prior proxy statements.

(M)	Restricted units awarded to Mr. Braverman on October 2, 2008 in connection with the execution of his new employment agreement. The remaining units are scheduled to vest on October 2, 2012, subject to the test to assure eligibility under Section 162(m).

(N)	Restricted stock units awarded to Mr. Braverman on January 13, 2010 pursuant to his employment agreement in connection with his assumption of new responsibilities. One half of these units vested January 13, 2012. The remaining units are scheduled to vest on January 13, 2014, subject to the test to assure eligibility under Section 162(m).

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Option Exercises and Stock Unit Vesting During Fiscal 2011

The following table provides information concerning exercises of options and vesting of restricted stock units held by the named executive officers during fiscal 2011.

FISCAL 2011 OPTION EXERCISE AND STOCK VESTED
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert A. Iger	685,241	$8,194,372	343,553	$13,169,176
James A. Rasulo	255,000	2,924,045	61,929	2,427,688
Alan N. Braverman	421,500	6,909,285	114,483	4,345,369
Kevin A. Mayer	110,267	1,695,036	34,067	1,335,258
M. Jayne Parker	2,882	13,733	7,019	275,075

The value realized on exercise of options is equal to the amount per share at which the executive sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the options times the number of shares acquired on exercise of the options. The value realized on vesting of stock awards is equal to the closing market price of the Company’s common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Equity Compensation Plans

The following table summarizes information, as of October 1, 2011, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

EQUITY COMPENSATION PLANS
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	114,121,462	[2]	$29.20	[3]	70,387,259	[4]
Equity compensation plans not approved by security holders	—		—		—
Total	114,121,462	[2]	$29.20	[3]	70,387,259	[4]

[1]

These plans are the Company’s 2011 Stock Incentive Plan, The Walt Disney Company/Pixar 1995 Stock Plan, and The Walt Disney Company/Pixar 2004 Equity Incentive Plan (Disney/Pixar Plans were assumed by the Company in connection with the acquisition of Pixar).

[2]

Includes an aggregate of 31,980,600 restricted stock units and performance-based restricted stock units. Also includes options to purchase an aggregate of 13,327,623 shares, at a weighted average exercise price of $26.64, and 518 restricted stock units, in each case granted under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition.

[3]	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.
[4]

Includes 448,221 securities available for future issuance under plans assumed by the Company in connection with the acquisition of Pixar, which plans were approved by the shareholders of Pixar prior to the Company’s acquisition.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Pension Benefits

The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Pension Plan D (formerly known as the Disney Salaried Retirement Plan), for salaried employees who commenced employment before January 1, 2012 and who have completed one year of service. Benefits are based on a percentage of total average monthly compensation multiplied by years of credited service. Average monthly compensation includes overtime, commission and regular bonus and is calculated based on the highest five consecutive years of compensation during the ten year period prior to termination or retirement, whichever is earlier. For service years prior to 2012, average monthly compensation considers only base salary, benefits were based on a somewhat higher percentage of average monthly compensation, and benefits included a flat dollar amount based solely on years and hours of service. Retirement benefits are non-forfeitable after three years of vesting service (five years of vesting service prior to 2012), or at age 65 after one year of service. Actuarially reduced benefits are paid to participants whose benefits are non-forfeitable and who retire before age 65 but on or after age 55.

In calendar year 2011, the maximum compensation limit under a tax-qualified plan was $245,000 and the maximum annual benefit that may be accrued under a tax-qualified defined benefit plan was $195,000. To provide additional retirement benefits for key salaried employees, the Company maintains a supplemental nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits in excess of the compensation limitations and maximum benefit accruals under tax-qualified plans. Under this plan, benefits are calculated in the same manner as under the Disney Salaried Pension Plan D, including the differences in benefit determination for years before and after January 1, 2012, described above, except as follows:

•	starting on January 1, 2017, average annual compensation used for calculating benefits under the plans for any par-
ticipant will be capped at the greater of $1,000,000 and the participant’s average annual compensation determined as of January 1, 2017;

•	benefits for named executive officers are limited to the amount the executive officer would have received had the plan in effect prior to its January 1, 2012 amendment continued without change;

•	deferred amounts of base salary for years prior to 2006 and equity compensation paid in lieu of bonus are recognized for purposes of determining applicable retirement benefits.

Company employees (including two of the named executive officers) who transferred to the Company from ABC, Inc. after the Company’s acquisition of ABC are also entitled to benefits under the Disney Salaried Pension Plan A (formerly known as the ABC, Inc. Retirement Plan) and a Benefits Equalization Plan which, like the Amended and Restated Key Plan, provides eligible participants retirement benefits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. A term of the 1995 purchase agreement between ABC, Inc. and the Company provides that employees transferring employment to coverage under a Disney pension plan will receive an additional benefit under Disney plans equal to (a) the amount the employee would receive under the Disney pension plans if all of his or her ABC service were counted under the Disney pension less (b) the combined benefits he or she receives under the ABC plan (for service prior to the transfer) and the Disney plan (for service after the transfer). Both Mr. Iger and Mr. Braverman transferred from ABC, and each receives a pension benefit under the Disney plans to bring his total benefit up to the amount he would have received if all his years of service had been credited under the Disney plans. (The effect of these benefits is reflected in the present value of benefits under the Disney plans in the table below).

Mr. Iger, Mr. Rasulo and Mr. Braverman are currently eligible for early retirement. The early retirement reduction is 50% at age 55, decreasing to 0% at age 65.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

The following table sets forth the present value to each of the named executive officers of the pension benefits to which he or she is entitled under each of the plans described above. The present values assume each officer retires at age 65 for purposes of the Disney Salaried Pension Plan D and the Amended and Restated Key Plan and age 62 for purposes of the Disney Salaried Pension Plan A, and the Amended and Restated Benefit Equalization Plan of ABC, Inc. Age 65 is the normal retirement age under each of the plans and is also the age at which unreduced benefits are payable, except the earliest age at which unreduced benefits are payable under the ABC plans is age 62 for service years prior to 2012. The values also assume straight life-annuity payment for an unmarried participant. Participants may elect other actuarially reduced forms of payment, such as joint and survivor benefits and payment of benefits for a period certain irrespective of the death of the participant.

FISCAL YEAR END 2011 PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service at Fiscal Year End	Present Value of Accumulated Benefit at Fiscal Year End	Payments During Last Fiscal Year
Robert A. Iger	Disney Salaried Pension Plan D	12	$730,007	—
	Disney Amended and Restated Key Plan	12	5,173,238	—
	Disney Salaried Pension Plan A	25	913,083	—
	Benefit and Equalization Plan of ABC, Inc.	25	7,208,789	—

	Total		$14,025,117	—
James A. Rasulo	Disney Salaried Pension Plan D	26	$968,276	—
	Disney Amended and Restated Key Plan	26	4,076,779	—

	Total		$5,045,055	—
Alan N. Braverman	Disney Salaried Pension Plan D	9	$728,170	—
	Disney Amended and Restated Key Plan	9	2,107,751	—
	Disney Salaried Pension Plan A	9	270,079	—
	Benefit and Equalization Plan of ABC, Inc.	9	1,505,758	—

	Total		$4,611,757	—
Kevin A. Mayer	Disney Salaried Pension Plan D	14	$389,465	—
	Disney Amended and Restated Key Plan	14	731,910	—

	Total		$1,121,375	—
M. Jayne Parker	Disney Salaried Pension Plan D	23	$701,863	—
	Disney Amended and Restated Key Plan	23	545,625	—

	Total		$1,247,488	—

The present values were calculated using the 4.75% discount rate assumption set forth in footnote 11 to the Company’s Audited Financial Statements for fiscal year 2011 and using actuarial factors including RP2000 white collar combined mortality table projected 20 years for males and females. The present values shown in the table are not available as lump sum payment under the plans.

Deferred Compensation

The Company does not now defer current compensation of any named executive officer on a basis that is not tax qualified, but from 2000 to 2005, $500,000 per year of Mr. Iger’s annual salary was deferred. Mr. Iger’s employment agreement provides that the deferred compensation will be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no later than 30 days after Mr. Iger is no longer subject to the provisions of Section 162(m) of the Internal Revenue Code (or at such later date as is necessary to avoid the imposition of an

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

additional tax on Mr. Iger under Section 409A of the Internal Revenue Code). The interest rate is adjusted annually in March and the weighted average interest rate for fiscal 2011 was 2.54%. The following table sets forth the earnings on the deferred amount in fiscal 2011 and the aggregate balance including accumulated earnings as of October 1, 2011. There were no additions during the fiscal year to the deferred amount by either the Company or Mr. Iger other than these earnings and no withdrawals during the fiscal year. Because the earnings during this year and previous years were not above market or preferential, these amounts are not included in the Summary Compensation Table.

FISCAL 2011 NONQUALIFIED DEFERRED COMPENSATION
Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
$94,918	$3,825,744

Payments and Rights on Termination

Our named executive officers may receive compensation in connection with the termination of their employment. This compensation is payable pursuant to (a) the terms of compensation plans applicable by their terms to all participating employees and (b) the terms of employment agreements of Mr. Iger, Mr. Rasulo, Mr. Braverman, Mr. Mayer and Ms. Parker. The availability, nature and amount of this compensation differ depending on whether employment terminates because of:

•	death or disability;

•	the Company’s termination of the executive pursuant to the Company’s termination right or the executive’s decision to terminate because of action the Company takes or fails to take;

•	the Company’s termination of the employee for cause; or

•	expiration of an employment agreement, retirement or other voluntary termination.

The compensation that each of our named executive officers may receive under each of these termination circumstances is described below, including quantification of the amount each executive would have become entitled to assuming a termination at the end of fiscal 2011 under the circumstances described. For purposes of this disclosure, we have described the compensation Mr. Iger would receive under his new employment agreement, which became effective immediately after the end of fiscal 2011.

It is important to note that the tables below are based on the assumptions set forth above and, as a result, do not predict the actual compensation that would be received by our named executive officers in the circumstances described below. In those circumstances, the compensation received would be a function of a number of factors that are unknowable at this time, including: the date of the executive’s termination of employment; the executive’s base salary at the time of termination; the executive’s age and service with the Company at the time of termination; and, because many elements of the compensation are performance based pursuant to the Company’s compensation philosophy described in Compensation Discussion and Analysis, above, the future performance of the Company. In addition, although the Company has entered into individual agreements with each of our named executive officers, in connection with a particular termination of employment the Company and the named executive officer may mutually agree on severance terms that vary from those provided in pre-existing agreements.

In each of the circumstances described below, our executive officers are entitled to earned, unpaid salary through the date of termination and accrued benefits that are unconditionally accrued as of the date of termination pursuant to policies applicable to all employees. In Mr. Iger’s case, this includes the deferred salary and interest earned on it as described under “Deferred Compensation,” above. This earned compensation is not described or quantified below because the amount of compensation to which the officer is entitled does not change because of the termination, but we do describe and quantify benefits that continue beyond the date

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

of termination that are in addition to those provided for in the applicable benefit plans. The executive’s accrued benefits include the pension benefits described under “Pension Benefits,” above, which become payable to all participants who have reached retirement age. Because they have reached retirement age under the plans, Mr. Iger, Mr. Rasulo and Mr. Braverman each would have been entitled to these early retirement benefits if their employment had terminated at the end of fiscal year 2011. Because the pension benefits available to Mr. Iger, Mr. Rasulo and Mr. Braverman upon termination are not different from those described above under “Pension Benefits“ except in ways that are equally applicable to all salaried employees, the nature and amount of pension benefits are not described or quantified below.

Death and Disability

The employment agreement of each named executive officer provides that if he or she dies or his or her employment terminates because of disability during the term of the agreement, he or she (or his or her estate) will receive a bonus for any fiscal year that had been completed at the time of his death or termination of employment due to disability but for which the bonus had not yet been paid. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus as if the executive remained employed.

In addition to the compensation and rights in the employment agreements described above, pursuant to the terms of the 2011 Stock Incentive Plan (which we refer to as the 2011 Plan) and award agreements thereunder, all options awarded to a participant (including the named executive officers) become exercisable upon the death or disability of the participant and remain exercisable for 18 months in the case of death and 12 months (or 18 months in the case of participants who are eligible for immediate retirement benefits) in the case of disability, and all restricted stock units awarded to the participant under the plans will, to the extent the units had not previously been forfeited, vest and become payable upon the death or disability of the participant.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

The following table sets forth the value of benefits each of our executive officers would have received under compensation plans and their employment agreements or compensation arrangements if their employment had terminated at the close of business on the last day of fiscal 2011 as a result of death or disability. The value of option acceleration is equal to the difference between the $30.16 closing market price of shares of the Company’s common stock on September 30, 2011

(the last trading day in fiscal 2011) and the weighted average exercise price of options with an exercise price less than the market price times the number of such options that would accelerate as a result of termination. The value of restricted stock unit acceleration is equal to the $30.16 closing market price of shares of the Company’s common stock on September 30, 2011 and the number of units that would accelerate as a result of termination.

DEATH AND DISABILITY
	Cash Payment		Option Acceleration	Restricted Stock Unit Acceleration
Robert A. Iger	$15,500,000	[1]	$3,254,395	$18,711,291
James A. Rasulo	3,750,000	[1]	530,574	5,970,821
Alan N. Braverman	3,100,000	[1]	554,115	7,029,492
Kevin A. Mayer	1,207,000	[1]	379,425	2,638,051
M. Jayne Parker	1,010,000	[1]	80,650	1,397,316

[1]

This amount is equal to the bonus awarded to the executives with respect to fiscal 2011 and set forth in the Summary Compensation Table under the column labeled “Non-Equity Incentive Plan Compensation” plus. The amount in the table does not include amounts payable under the Family Income Assurance Plan, because, as of the October 2, 2011 effective date of Mr. Iger’s new employment agreement, none of the named executive officers are entitled to this benefit. If these amounts had been included, the amounts for Mr. Iger and Mr. Braverman would have been increased by $4,500,000 and $2,700,000 respectively.

Termination Pursuant to Company Termination Right or by Executive for Good Reason

The employment agreement of each named executive officer provides that if his or her employment is terminated by the Company pursuant to the Company’s termination right (as described below) or by the named executive officer with good reason (as described below), he will receive, in addition to salary and benefits through the date his employment is terminated, a bonus for any fiscal year that had been completed at the time of his termination of employment but for which the bonus had not yet been paid. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus if the executive remained employed.

In addition, the employment agreement of each named executive officer provides that the named executive officer will receive the following compensation and rights conditioned on his or her executing a mutual release of liability and (except in the case of Mr. Iger) agreeing to provide the Company with certain consulting services for a period of six months after his or her termination (or, if less, for the remaining term of his or her employment agreement) pursuant to a form of consulting agreement attached to the employment agreement.

•

A lump sum payment to be made six months and one day after termination equal to the base salary the named executive officer would have earned had he remained employed during the term of his consulting agreement or, in the case of Mr. Iger, equal to the base salary he would have earned had he remained employed until the original scheduled expiration date of his employment agreement.

•	In the case of named executive officers other than Mr. Iger, if the consulting agreement was not terminated as a result of the named executive officer’s

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

material breach of the consulting
agreement, a further lump sum payment to be made six months and one day after termination of employment equal to the base salary the named executive officer would have earned had he or she remained employed after the termination of his or her consulting agreement and until the original scheduled expiration date of his or her employment agreement.

•	A bonus for the year in which he or she is terminated equal to a pro-rata amount of a target bonus amount determined in accordance with his or her employment agreement.

•

All options that had vested as of the termination date or were scheduled to vest prior to the original scheduled expiration date of his or her employment agreement (or within three months thereafter) will remain or become exercisable as though the named executive officer were employed until the original scheduled expiration date of his or her employment agreement and will remain exercisable until the earlier of (a) the scheduled expiration date of the options and (b) three months (or in the case of Mr. Iger, Mr. Rasulo and Mr. Braverman, 18 months, as provided in the Company’s equity compensation plans for any person who would be eligible for immediate retirement benefits) after the original scheduled expiration date of his or her employment agreement. As a result of the terms of options awards to all employees, for named executive officers who would be over 60 years of age and have more than 10 years of service as of the original expiration date of their employment agreement, options issued after December 2009 (and awarded at least one year before retirement), will continue to vest for (and remain exercisable) until the earlier of the expiration date of the option and three years (five years for options issued after March 2011) after the original scheduled expiration date of the employment agreement. In addition, if Mr. Iger’s employment terminates after April 1, 2015, options awarded less than one year prior to the date of termination will continue to vest and remain exercisable until the expiration date of the option.

•

All restricted stock units that were scheduled to vest prior to the original scheduled expiration date of his or her employment agreement will (subject to satisfaction of applicable performance conditions) vest as though the named executive officer were employed until the original scheduled expiration date of his or her employment agreement, except that any test to assure deductibility of compensation under Section 162(m) will be waived for any units scheduled to vest after the fiscal year in which the termination of employment occurs unless application of the test is necessary to preserve deductibility. As a result of the terms of restricted stock unit awards to all employees, for named executive officers who would be over 60 years of age and have more than 10 years of service as of the original expiration date of their employment agreement, restricted stock units issued after December 2009 (and awarded at least one year before retirement), will (subject to satisfaction of performance criteria) continue to vest through the end of the four-year vesting schedule. In addition, if Mr. Iger’s employment terminates after April 1, 2015, restricted stock units awarded less than one year prior to the date of termination will (subject to satisfaction of performance criteria) continue to vest according to their original terms.

Under the employment agreements, the Company has the right to terminate the named executive officer’s employment subject to the foregoing compensation in its sole, absolute and unfettered discretion for any reason or no reason whatsoever. A termination for cause does not constitute an exercise of this right and would be subject to the compensation provisions described below under “Termination for Cause.”

Termination by the executive for good reason means a termination by the named executive officer following notice given to the Company within three months of his having actual notice of the occurrence of any of the following events (except that the Company will have 30 days after receipt of the notice to cure the conduct specified in the notice): (i) a reduction in

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

the named executive officer’s base salary, annual target bonus opportunity or (where applicable) annual target long-term incentive award opportunity; (ii) the removal of the officer from his position (including in the case of Mr. Iger, the failure to elect or reelect him as a member of the Board or his removal from the position of Chairman); (iii) a material reduction in his duties and responsibilities (other than, in the case of Mr. Iger, as contemplated in his employment agreement); (iv) the assignment to him of duties that are materially inconsistent with his position or duties or that materially impair his ability to function in his office; (v) relocation of his principal office to a location that is more than 50 miles outside of the greater Los Angeles area and, in the case of Mr. Iger, that is also more than 50 miles from Manhattan; or (vi) a material breach of any material provision of the agreement by the Company.

Termination for good reason also includes any occurrence after a change in control (as defined in the 2011 Plan) that would constitute a triggering event. The 2011 Plan provides that if, within 12 months following a change in control as defined in the plans, a “triggering event” occurs, any outstanding stock options, restricted stock units, performance-based restricted stock units or other plan awards will generally become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include: (a) a termination of employment by the Company other than for death, disability or “cause;” or (b) a termination of employment by the participant following a reduction in position, pay or other “constructive termination.” Under the plan, cause has the meaning in the executive’s employment agreement, if applicable, as defined below under “Termination for Cause“ or, if there is no employment agreement or the executive would have greater rights under the following definition, cause means conviction for or pleading to a felony under state or Federal law, willful gross misconduct or material breach of an agreement with the Company with respect to confidentiality, noncompetition, nonsolicitation or a similar restrictive covenant. Under the terms of the plan, payments under awards that become subject to the excess parachute tax rules may be reduced under certain circumstances.

The employment agreement of each named executive officer provides that he or she is not required to seek other employment to obtain compensation to offset the amounts payable by the Company as described above, and compensation resulting from subsequent employment will not be offset against amounts described above.

The following table quantifies benefits each of our named executive officers would have received if their employment had been terminated at the end of fiscal 2011 by the Company pursuant to its termination right or by the executive with good reason.

The table quantifies the benefits of continued vesting and exercisability of options in the case of a termination in the absence of a change in control by setting forth the difference between the $30.16 closing market price of shares of the Company’s common stock on September 30, 2011 and the weighted average exercise price of options with an exercise price less than the market price times the number of options that would become exercisable despite the termination. However, as described above, options do not become immediately exercisable absent a change in control. The actual value of the options realized by an executive when they become exercisable may therefore be more or less than that shown below depending on movements in the stock price pending actual vesting of the options.

The table quantifies the benefits of continued vesting of restricted stock units in the absence of a change in control by setting forth an amount equal to the $30.16 closing market price of shares of the Company’s common stock on September 30, 2011 times the target number of units that will (subject to satisfaction of performance criteria) vest despite the termination. However, as described above, restricted stock units do not immediately vest absent a change in control. The value of restricted stock units realized by an executive may again be

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

more or less than that shown below depending on movements in the stock price pending actual vesting of the restricted stock units and depending on the number of units that will vest, which depends on the extent to which performance tests are satisfied.

TERMINATION PURSUANT TO COMPANY TERMINATION RIGHT OR BY EXECUTIVE FOR GOOD REASON
	Cash Payment		Option Valuation	Restricted Stock Unit Valuation
Robert A. Iger
No change in control	$27,375,000	[1]	$3,254,395	$18,711,291
Change in control	27,375,000	[1]	3,254,395	18,711,291
James A. Rasulo
No change in control	8,583,333	[1]	530,754	5,970,821
Change in control	8,583,333	[1]	530,754	5,970,821
Alan N. Braverman
No change in control	5,500,000	[1]	554,115	7,029,492
Change in control	5,500,000	[1]	554,115	7,029,492
Kevin A. Mayer
No change in control	1,953,750	[1]	191,177	726,415
Change in control	1,953,750	[1]	379,425	2,638,051
M. Jayne Parker
No change in control	1,582,917	[1]	40,576	246,895
Change in control	1,582,917	[1]	80,650	1,397,316

[1]

This amount is equal to the bonus awarded to the executives with respect to fiscal 2011 and set forth in the Summary Compensation Table under the column labeled “Non-Equity Incentive Plan Compensation” plus the lump sum payments based on salary through the end of the employment term as described above. In the case of Mr. Iger, the amount is based on his new employment agreement, which went into effect October 2, 2011. Under his prior employment agreement, the amount would have been $18,166,667.

Termination for Cause

The employment agreements of each named executive officer provides that, if his or her employment is terminated by the Company for cause, he or she will only be entitled to compensation earned and benefits vested through the date of termination, including any rights he or she may have under his or her indemnification agreement with the Company or the equity plans of the Company.

“Termination for Cause” is defined in Mr. Iger’s employment agreement as termination by the Company due to (i) conviction of a felony or the entering of a plea of nolo contendere to a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment which has had a material adverse effect on the business of the Company and its subsidiaries, unless he reasonably believed in good faith that such act or non-act was in, or not opposed to, the best interests of the Company; (iii) his substantial and continual refusal to perform his duties, responsibilities or obligations under the agreement that continues after receipt of written notice identifying the duties, responsibilities or obligations not being performed; (iv) a violation that is not timely cured of any Company policy that is generally applicable to all employees or all officers of the Company that he knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; (v) any failure (that is not timely cured) to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s business practices, whether internal or external; or (vi) any material breach that is not timely cured of covenants relating to non-competition during the term of employment and protection of the Company’s confidential information.

“Termination for Cause” is defined in Mr. Rasulo’s, Mr. Braverman’s, Mr. Mayer’s, and Ms. Parker’s employment agreement as termination by the Company due to gross negligence, gross misconduct, willful nonfeasance or willful material breach of the agreement by the executive unless, if the Company determines that the conduct or cause is curable, such conduct or cause is timely cured by the executive.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Expiration of Employment Term; Retirement

Each of the named executive officers is entitled to earned, unpaid salary and unconditionally vested accrued benefits if their employment terminates at the expiration of their employment agreement or they otherwise retire, but except as described below they are not contractually entitled to any additional compensation in this circumstance. If Mr. Iger retires at June 30, 2016, which is the stated expiration date of his employment agreement, he will be entitled to receive his full target bonus award of $6 million for the then current fiscal year, subject only to the satisfaction of the performance objectives applicable to assure that the bonus is deductible for Federal income tax purposes as performance-based compensation.

Unless a longer period applies to options granted after December 2009, a participant who is eligible to receive retirement benefits immediately following his or her termination of employment may exercise any then vested and outstanding options until the earlier of 18 months following such termination or until their original expiration date. Options and restricted stock units awarded after December 2009 (and awarded at least one year before retirement), subject to the attainment of any applicable performance conditions, continue to vest for three years (five years in the case of options awarded after March 2011) after retirement (and options remain exercisable until the earlier of three or five years after retirement and the original expiration date) if the participant was age 60 or greater and had at least ten years of service at the date of retirement, except that this rule does not apply for certain employees outside the United States. In addition, in the event that he retires at June 30, 2016, which is the stated expiration date of his employment agreement, all options and restricted stock units awarded to Mr. Iger after October 2, 2011 will, subject to the satisfaction of performance criteria, continue to vest and in the case of options remain exercisable following his retirement according to their original vesting schedule and expiration date.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Audit-Related Matters

Audit Committee Report

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accountants; and

•	the performance of the Company’s independent registered public accountants and of the Company’s internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•

supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and

•

oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Committee met six times during fiscal 2011. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer and the Company’s general counsel.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2011, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board AU 380 (Communication With Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.

In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Committee members recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2011, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Monica C. Lozano

Robert W. Matschullat

John E. Pepper, Jr.

Orin C. Smith (Chair)

Policy for Approval of Audit and Permitted Non-audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of specifically described audit, audit-related and tax services by the Committee on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, and the Committee has delegated to the Chairman of the Committee the authority to pre-approve services in certain circumstances.

Auditor Fees and Services

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal 2011 and fiscal 2010, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP during fiscal 2011 and fiscal 2010. Audit-related services consisted principally of audits of employee benefit plans and other entities related to the Company and financial due diligence reviews. Tax services consisted principally of tax compliance (primarily international returns), planning and advisory services, sales and use tax recovery assistance, tax due diligence assistance, and tax examination assistance.

	Fiscal 2011	Fiscal 2010
	(in millions)
Audit fees	$17.4	$17.2
Audit-related fees	2.6	2.6
Tax fees	4.1	3.6
All other fees	—	—

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Items to Be Voted On

Election of Directors

The current term of office of all of the Company’s Directors expires at the 2012 Annual Meeting. The Board proposes that all of the currently serving Directors other than Mr. Pepper, who has elected to retire at the end of his current term, be re-elected for a term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director before the 2012 Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors are elected by a majority of votes cast unless the election is contested, in which case Directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a Director exceeds the number of votes cast “against” the Director; abstentions are not counted either “for” or “against”. If an incumbent Director in an uncontested election does not receive a majority of votes cast for his or her election, the Director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board is required to determine whether to accept or reject the resignation, or what other action should be taken, within 90 days of the date of the certification of election results.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of Directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Directors is counted.

The Board recommends a vote “FOR” each of the persons nominated by the Board.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Susan E. Arnold, 57, is retired and was President — Global Business Units of Procter & Gamble from 2007 to 2009. Prior to that, she was Vice Chair of P&G Beauty and Health from 2006, Vice Chair of P&G Beauty from 2004 and President Global Personal Beauty Care and Global Feminine Care from 2002. She has been a director of McDonalds Corporation since 2008. Ms. Arnold has been a Director of the Company since 2007.

Ms. Arnold contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience as an executive of Procter & Gamble and her other public company board experience. At Procter & Gamble, Ms. Arnold was a senior executive responsible for major consumer brands in a large, complex retailing and global brand management company. As a result of this experience, Ms. Arnold brings to our Board in-depth knowledge of brand management and marketing, environmental sustainability, product development, international consumer markets, finance and executive management, including executive compensation and management leadership.

John S. Chen, 56, is Chairman and Chief Executive Officer of Sybase Inc., a software developer and a wholly-owned subsidiary of SAP AG. Prior to SAP’s acquisition of Sybase in July 2010, Mr. Chen had been Chairman of the Board, Chief Executive Officer and President of Sybase, Inc., since November 1998. From February 1998 through November 1998, he served as co-Chief Executive Officer. Mr. Chen joined Sybase in August 1997 as Chief Operating Officer and served in that capacity until February 1998. From March 1995 to July 1997, Mr. Chen was President of the Open Enterprise Computing Division, Siemens Nixdorf, a computer and electronics company, and Chief Executive Officer and Chairman of Siemens Pyramid, a subsidiary of Siemens Nixdorf. He has been a director of Wells Fargo & Company since 2006. Mr. Chen has been a Director of the Company since 2004.

Mr. Chen contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience as a leader of a variety of technology businesses, his experience doing business in Asia and his other public company board experience. In his roles at Sybase and Siemens Nixdorf, Mr. Chen was responsible for overseeing and managing executive teams and a sizeable work force engaged in high technology development, production and marketing. Mr. Chen also interacted regularly with businesses and governments in Asia in connection with these businesses. As a result of this experience, Mr. Chen brings to our Board an understanding of the rapidly changing technological landscape and intense familiarity with all issues involved in managing technology businesses and particularly with businesses and governmental practices in Asia.

Judith L. Estrin, 57, is Chief Executive Officer of JLABS, LLC, (formerly Packet Design Management Company, LLC), a privately held company focused on furthering innovation in business, government and non-profit organizations. Ms. Estrin served as Chief Technology Officer and Senior Vice President of Cisco Systems Inc., a developer of networking products, from 1998 until April 2000, and as President and Chief Executive Officer of Precept Software, Inc., a developer of networking software of which she was co-founder, from 1995 until its acquisition by Cisco in 1998. She was also a director of FedEx Corporation, an international provider of transportation and delivery services, from 1989 to September 2010. Ms. Estrin has been a Director of the Company since 1998.

Ms. Estrin contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience in both large and developing technology

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

businesses, her other public company board experience and her ongoing work in the field of innovation. In addition to serving as Chief Technology Officer at Cisco, Ms. Estrin co-founded seven technology businesses and is author of a book on innovation. She continues to promote innovation in business and academia through her work at JLABS and her service on academic advisory boards. As a result of this experience, Ms. Estrin brings to our Board an understanding of the process of technological innovation, its application in a wide variety of settings, and practice in the oversight of complex public businesses.

Robert A. Iger, 60, has served as President and Chief Executive Officer of the Company since October 2005, having previously served as President and Chief Operating Officer since January 2000 and as President of Walt Disney International and Chairman of the ABC Group from 1999 to January 2000. From 1974 to 1998, Mr. Iger held a series of increasingly responsible positions at ABC, Inc. and its predecessor Capital Cities/ABC, Inc., culminating in service as President of the ABC Network Television Group from 1993 to 1994 and President and Chief Operating Officer of ABC, Inc. from 1994 to 1999. He is a member of the Board of Directors of Lincoln Center for the Performing Arts in New York City. Mr. Iger has been a Director of the Company since 2000. Pursuant to a new employment agreement, Mr. Iger will become Chief Executive Officer and Chairman of the Board effective upon Mr. Pepper’s retirement at the 2012 Annual Meeting. The Company has agreed in Mr. Iger’s employment agreement to nominate him for re-election as a member of the Board at the expiration of each term of office during the term of the agreement, and he has agreed to continue to serve on the Board if elected.

Mr. Iger contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his position as chief executive officer of the Company and his long experience with the business of the Company. As president and chief executive officer and as a result of the experience he gained in over 35 years at ABC and Disney, Mr. Iger has an intimate knowledge of all aspects of the Company’s business and close working relationships with all of the Company’s senior executives.

Fred H. Langhammer, 68, is Chairman, Global Affairs, of The Estée Lauder Companies Inc., a manufacturer and marketer of cosmetics products. Prior to being named Chairman, Global Affairs, Mr. Langhammer was Chief Executive Officer of The Estée Lauder Companies Inc. from 2000 to 2004, President from 1995 to 2004 and Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined The Estée Lauder Companies in 1975 as President of its operations in Japan. In 1982, he was appointed Managing Director of its operations in Germany. He has been a director of Central European Media Enterprises, Ltd., since December 2009 and was also a director of The Shinsei Bank Limited from 2005 to 2009 and a director of AIG from 2006 to 2008. Mr. Langhammer has been a Director of the Company since 2005.

Mr. Langhammer contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Estee Lauder, a complex worldwide branded consumer products business, and his experience with business outside the United States. In addition to serving in Estee Lauder’s Japan and German operations and on the Board of Shinsei Bank, a Japan based commercial bank, Mr. Langhammer served as general manager of the Japan operations of a British trading company. He also serves as Chairman Emeritus of the American Institute for Contemporary German Studies at Johns Hopkins University and he is a senior fellow of the Foreign Policy Association and a member of the Trilateral Commission. As a result of this experience, Mr. Langhammer brings to our Board an understanding of growth strategies in worldwide branded businesses, specific knowledge of Asian and European

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

markets, and extensive familiarity with all aspects of managing and providing leadership to a complex business organization.

Aylwin B. Lewis, 57, has served as President and Chief Executive Officer of Potbelly Sandwich Works since June 2008. Prior to that, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer, from September 2005 to February 2008. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of KMart and Sears Retail following Sears’ acquisition of KMart Holding Corporation in March 2005. Prior to that acquisition, Mr. Lewis had been President and Chief Executive Officer of KMart since October 2004. Prior to that, Mr. Lewis was Chief Multibranding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996. Mr. Lewis served on the Board of Directors of Sears Holding Corp. from 2005 through 2008 and on the Board of Directors of Kmart from 2004 through 2008. Mr. Lewis has been a Director of the Company since 2004.

Mr. Lewis contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience in various positions at Yum! Brands, Kmart, Sears and Potbelly Sandwich Works. At Yum! Brands, Mr. Lewis was responsible for marketing and branding of consumer facing products and services in the quick serve food industry, and at Kmart and Sears he was responsible for all aspects of complex, worldwide businesses offering consumer products. At Potbelly Sandwich Works, Mr. Lewis’s responsibilities include developing and implementing the compa-

ny’s growth strategy. As a result of this experience, Mr. Lewis brings to our Board knowledge of consumer branding strategy and tactics, management and leadership of complex worldwide retail and service businesses, and insights into promoting growth strategies for new consumer-facing businesses.

Monica C. Lozano, 55, is Chief Executive Officer of Impremedia, LLC, and Publisher and Chief Executive Officer of La Opinión, the largest Spanish-language newspaper in the United States. In addition, Ms. Lozano is a member of the Board of Regents of the University of California and a trustee of the University of Southern California. She has been a director of Bank of America Corporation since 2006 and is a director of the Weingart Foundation. Ms. Lozano has been a Director of the Company since 2000.

Ms. Lozano contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience managing Impremedia’s media businesses, her other public company board experience and her service on a variety of non-profit boards and advisory groups. In addition to the board service described above, Ms. Lozano is a member of the President’s Economic Recovery Advisory Board and the Council on Foreign Relations, and has served on the boards of Sumitomo Bank, First Interstate Bank of California, Tenet Healthcare Corp., the National Council of La Raza (where she served as chair of the board), the California Health Care Corp., and the Public Policy Institute of California, among others. Through this experience, Ms. Lozano brings to our Board a wide-ranging knowledge of cultural and consumer trends, particularly in the Hispanic community, and an understanding of corporate governance practices and practice in overseeing the management of complex public businesses.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Robert W. Matschullat, 64, a private equity investor, served from 1995 until 2000 as Vice Chairman of the board of directors and Chief Financial Officer of The Seagram Company Ltd., a global company with entertainment and beverage operations. Prior to joining Seagram, Mr. Matschullat was head of worldwide investment banking for Morgan Stanley & Co. Incorporated, a securities and investment firm, and was on the Morgan Stanley Group board of directors. He is a director of The Clorox Company, where he was Interim Chairman of the Board and Interim Chief Executive Officer from March to October 2006, and a director of Visa Inc. He was a director of McKesson Corporation from 2002 to 2007. Mr. Matschullat has been a Director of the Company since 2002.

Mr. Matschullat contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Seagram and Morgan Stanley, his expertise in financial management and his other public company board experience. At Seagram, Mr. Matschullat was responsible for the financial function of the firm as well as serving on Seagram’s board of directors. At Morgan Stanley, he was engaged in an active investment banking practice, as well as serving as a senior executive and on the board of directors of the firm. As a result of this experience, Mr. Matschullat brings to our Board expertise in a wide range of financial and accounting matters, practical knowledge of executive management of complex, worldwide businesses including those engaged in the entertainment field, and knowledge of board level oversight as both a director and interim leader of a worldwide consumer products business.

Sheryl Sandberg, 42, has served as the Chief Operating Officer of Facebook, Inc., an online social networking company, since March 2008. From 2001 to March 2008, Ms. Sandberg was the Vice President of Global Online Sales and Operations for Google Inc., an Internet search engine company. Ms. Sandberg also is a former Chief of Staff of the United States Treasury Department and previously served as a management consultant with McKinsey & Company and as an economist with The World Bank. Ms. Sandberg has been a director of Starbucks Corp. since 2009 and has elected not to stand for re-election at Starbuck’s 2012 annual meeting. She also serves on a number of nonprofit boards including Women for Women International, and V-Day. She served as a director of eHealth, Inc. from 2006 to 2008. She has been a Director of the Company since March 2010.

Ms. Sandberg contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience at Google, Facebook, McKinsey & Company and in government service. At Facebook, Ms. Sandberg is responsible for all of Facebook’s operational functions, and at Google she was responsible for the development and marketing of Google’s online advertising products and services. At McKinsey, she advised businesses on growth strategies. In addition to her service in a senior position at the United States Treasury, Ms. Sandberg served at the World Bank. As a result of this experience, Ms. Sandberg brings to our Board expertise in the online world, considerable knowledge of international finance and business and a deep understanding of consumer behavior.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Orin C. Smith, 69, is retired and was President and Chief Executive Officer of Starbucks Corporation from 2000 to 2005. He joined Starbucks as Vice President and Chief Financial Officer in 1990, became President and Chief Operating Officer in 1994, and became a director of Starbucks in 1996. Prior to joining Starbucks, Mr. Smith spent a total of 14 years with Deloitte & Touche. Mr. Smith has been a director of Nike, Inc. since 2004 and of Washington Mutual, Inc. since 2005. He also serves on the Board of Directors of Conservation International and the University of Washington Board of Regents and is Chairman of the Starbucks Foundation Board. Mr. Smith has been a Director of the Company since 2006.

Mr. Smith contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Starbucks, Deloitte & Touche, his other public company board experience and his service on not for profit boards. At Starbucks, Mr. Smith was first responsible for the financial function and then, as president, chief operating officer, chief executive officer and a member of the board of directors, for all aspects of managing and leading Starbuck’s business offering branded products and services worldwide. Through his service on the board of Conservation International, Mr. Smith has experience with a range of environmental and sustainability issues. As a result of this experience, Mr. Smith brings to our Board practical knowledge of management and leadership of complex worldwide consumer products businesses, expertise in financial matters and insights into international labor standards, environmental, sustainability and other corporate responsibility issues.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending September 29, 2012. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2011 are described under “Audit-Related Matters — Auditor Fees and Services,” above.

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

The Board recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal 2012.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Approval of an Amendment to the 2011 Stock Incentive Plan

The Board of Directors recommends that shareholders approve an amendment to the Company’s 2011 Stock Incentive Plan (which we refer to as the 2011 Plan). The amendment increases the maximum total number of shares of common stock we may issue under the 2011 Plan by 15,000,000 shares. The total number of shares of common stock we may issue under the 2011 Plan is 265.9 million, including shares that were authorized under plans in effect at the time the 2011 Plan was adopted and the 64,000,000 million additional shares authorized at the time the 2011 Plan was adopted. The amendment will increase the number of additional shares authorized by the 2011 Plan from 64,000,000 to 79,000,000 shares and the total number of shares that may be issued will increase from 265.9 million to 280.9 million.

The purpose of the increase in authorized shares is to secure adequate shares to fund expected awards under the Company’s long-term incentive program through at least the next annual award in January 2013. The Board believes that this number represents a reasonable amount of potential equity dilution and allows the Company to continue awarding equity incentives, which are an important component of our overall compensation program.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the amendment to the 2011 Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) will not be considered entitled to vote on this item and therefore will not be counted in determining the number of shares necessary for approval.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Purpose of the 2011 Plan

The 2011 Plan governs grants of stock-based awards to employees and non-employee directors. It is designed to support the Company’s long-term business objectives in a manner consistent with our executive compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees long-term, performance-based compensation through the 2011 Plan, the Company will promote the following key objectives:

•	aligning the interest of employees with those of the shareholders;

•	reinforcing key Company goals and objectives that help drive shareholder value; and

•	attracting, motivating and retaining experienced and highly qualified employees who contribute to the Company’s financial success.

Shares Available Under Plans

As of January 18, 2012, 113.0 million shares remain available for issuance of future awards. In addition, 0.7 million shares remain available for future awards pursuant to the Walt Disney Company/Pixar 2004 Equity Incentive Plan (which we refer to as the Disney/Pixar Plan). The shares that are available for issuance under the 2011 Plan and shares that are available for issuance under the Disney/Pixar Plan may increase to the extent outstanding awards are cancelled due to forfeiture of awards or expiration of awards without exercise. The Company maintains other plans under which there are outstanding awards, but no future awards may be made from those plans.

The following table sets forth the number of shares authorized for future issuance (including shares authorized for issuance pursuant to restricted stock, restricted stock unit and stock awards) as of January 18, 2012 and after including the additional shares authorized by the proposed amendment to the 2011 Plan, along with the equity dilution represented by the shares available for future awards as a percentage of the common shares outstanding.

SHARE AUTHORIZATION (shares in millions)
	Total Shares Available	Equity Dilution: Percent of Basic Common Shares Outstanding
Shares authorized for future awards as of January 18, 2012[1]	113.7	6.34%
Requested increase to shares available in the 2011 Plan	15.0	0.84%
Shares authorized for future awards after approval of the 2011 Plan[1]	128.7	7.18%

[1]	Includes shares authorized under the 2011 Plan and the Walt Disney Company/Pixar 2004 Equity Incentive Plan.

On January 18, 2012, the equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to plans) represented by all stock incentives granted and those available for future grant under all plans, was 12.9%.2 The equity overhang from all stock incentives granted and available would be approximately 13.7% assuming approval of the proposed amendment to the 2011 Plan. Equity overhang following the origi-

nal approval of the 2011 Plan in March 2011 was 14.0%.

In light of the Company’s ongoing share buyback program, under which the Company repurchased 135 million shares during Fiscal 2011, the Company believes its overhang level is reasonable and will continue to be so after approval of the 2011 Plan.

[2]

Equity overhang was calculated as all shares issuable upon exercise of outstanding options and vesting of outstanding restricted stock units plus shares available for future grant divided by (a) basic common shares outstanding + (b) shares in the numerator.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

The following table sets forth information regarding outstanding options and restricted stock units as of January 18, 2012.

OUTSTANDING AWARDS BY EXERCISE PRICE (shares in millions)
Range of Exercise Prices	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life	Unvested Restricted Stock Units
$0 - $15.99	0.9	$12.89	1.4	n/a
$16 - $20.99	11.7	20.04	3.6	n/a
$21 - $25.99	8.3	24.40	1.7	n/a
$26 - $30.99	22.4	29.09	3.4	n/a
$31 - $35.99	21.2	32.77	4.8	n/a
$36 - $45.99	19.9	39.19	9.5	n/a
Total	84.4	$30.52	5.0	32.6

The following table sets forth information regarding options outstanding on January 18, 2012. Approximately 61.1% of all options outstanding on January 18, 2012 were exercisable on that date and had exercise prices below the closing trading price on that date, and approximately 14.3% of the options outstanding on that date were exercisable, had been outstanding for more than six years and had exercise prices below the closing price on that date.

OUTSTANDING AWARDS BY TIME OUTSTANDING (shares in millions)
	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life
In-the-money options outstanding six years or more	12.1	$22.12	1.8
All options outstanding less than six years	72.3	$31.92	5.5
Underwater options outstanding six years or more	0.0	NA	NA

The following table sets forth information regarding awards granted and earned, the run rate for each of the last three fiscal years and the average run rate over the last three years.

RUN RATE (shares in millions)
	Fiscal 2009	Fiscal 2010	Fiscal 2011	3-year Average
Stock options granted	17.4	12.0	10.7	13.4
Service-based restricted stock units granted	11.3	13.8	12.4	12.5
Actual performance-based restricted stock units earned	1.8	2.6	2.1	2.2
Basic common shares outstanding at fiscal year end	1,861.4	1,894.1	1,808.3	1,854.6

Run rate	1.64%	1.50%	1.39%	1.51%

The Company continues to manage its run rate3 of awards granted over time to levels it believes are reasonable in light of changes in its business and number of outstanding shares while ensuring that our overall executive compensation program is competitive, relevant and motivational.

The Committee adjusted grant guidelines for fiscal years 2009, 2010 and 2011 to reduce average awards per recipient. The Committee further adjusted grant guidelines for fiscal 2012 as a means to continue reducing average awards per recipient.

[3]

Run rate was calculated as (a) all option awards and non-performance restricted stock units granted in a fiscal year + (b) actual performance-based restricted stock units vested in a fiscal year, divided by the number of basic common shares outstanding at the end of that fiscal year.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

On January 18, 2012, the closing price of our common stock traded on the New York Stock Exchange was $39.02 per share.

Overview of Plans

All employees of the Company and its affiliates will be eligible to receive awards under the 2011 Plan, but awards under the existing plans in fiscal 2011 were generally limited to approximately 4,800 employees and non-employee Directors of Disney (of whom there are currently 10). The relative weight of equity compensation in the total compensation package generally increases in relation to a participant’s role in influencing shareholder value.

The 2011 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2011 Plan permits the grant of stock options, stock appreciation rights, restricted and unrestricted stock awards and stock units. As described more fully in Compensation Discussion and Analysis, participants currently are generally granted a mix of stock options and restricted stock units. Restricted stock units granted in fiscal 2011 that do not have performance conditions (other than the test to assure deductibility under Section 162(m)) vest 25% on each of the first four anniversaries of grant. Restricted stock units granted in fiscal 2011 that have performance conditions (in addition to the test to assure deductibility under Section 162(m), where applicable) vest on the third anniversary of the grant. Except for restricted stock units issued as a part of an executive’s bonus, a portion of restricted stock units awarded to senior executives (and all non-bonus related units awarded to executives subject to Section 162(m)) include performance requirements for vesting. The 2011 Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code with respect to stock options and stock appreciation rights. Other awards may qualify under Section 162(m) if they are granted in accordance with the Company’s Amended and Restated 2002 Executive Performance Plan and subject to performance conditions as specified in that plan. Also, in order to meet Section 162(m) requirements, the 2011 Plan includes limits on the number and type of shares that any one participant may receive during any calendar-year period, as described below.

The 2011 Plan does not permit any modification of options or stock appreciation rights that would be treated as a “repricing” (under applicable rules, regulations or New York Stock Exchange listing requirements) without the approval of shareholders, nor the granting of discounted options or stock options with reload features. The 2011 Plan counts stock appreciation rights as one share for every stock-settled exercise, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. The 2011 Plan does not contain an “evergreen” provision to automatically increase the number of shares available for future issuance.

The Disney/Pixar Plan does not permit the granting of discounted options or stock options with reload features. The Disney/ Pixar Plan does not prohibit the repricing of options, but the Board does not intend to reprice options or stock appreciation rights granted from this plan without the approval of shareholders. In addition, the Company is subject to exchange rules which prohibit the repricing of stock options without shareholder approval.

Summary of the 2011 Plan

The following is a summary of the material terms of the 2011 Plan.

Plan Administration

The selection of employee participants in the 2011 Plan, the level of participation of each participant and the terms and conditions of all awards are determined by the Compensation Committee. It is intended that each member of the Compensation Committee will be an “independent director” for purposes of the Company’s Corporate Governance Guidelines, the Compensation Committee’s charter and the New York Stock Exchange listing requirements; a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

amended; and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Currently, the Compensation Committee is comprised of five directors meeting these independence criteria. The Compensation Committee has the discretionary authority to interpret the 2011 Plan, to prescribe, amend and rescind rules and regulations relating to the 2011 Plan, and to make all other determinations necessary or advisable for the administration of the 2011 Plan. The Committee may delegate authority to administer the 2011 Plan as it deems appropriate, subject to the express limitations set forth in the 2011 Plan. In the case of awards under the 2011 Plan to non-employee Directors, the powers of the Compensation Committee will be exercised by the full Board.

Limits on Plan Awards

The Board has reserved a maximum of 265.9 million (280.9 million if the proposed increase is adopted) shares for issuance pursuant to stock options, stock appreciation rights, restricted and unrestricted stock awards and stock unit awards under the 2011 Plan. Each share subject to a stock option or stock appreciation award reduces the number of shares available for issuance under the 2011 Plan by one share, and each share subject to an award of restricted or unrestricted stock or a stock unit award reduces the number of shares available for issuance by two shares. A maximum of 4,000,000 shares may be granted under the 2011 Plan to an individual pursuant to stock options and stock appreciation rights awarded during any calendar year. For restricted stock, restricted stock units and stock awards, a maximum of 2,000,000 shares may be granted under the 2011 Plan to an individual during any calendar year. These limitations on grants to an individual will be applied in aggregate to all awards granted under any equity-based compensation plan of the Company.

Shares delivered under the 2011 Plan will be authorized but unissued shares of Disney common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares granted under the 2011

Plan or a predecessor plan is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made in shares, the shares covered thereby will no longer be charged against the maximum share limitation and will be available for new awards under the 2011 Plan, and will return at the same ratio as the ratio at which they were granted under the terms of the applicable plan. Notwithstanding the foregoing, upon exercise of a stock-settled stock appreciation right, the number of shares subject to the award being exercised shall be counted against the maximum aggregate number of shares of common stock that may be issued under the plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares used to settle the stock appreciation right upon exercise. Any awards settled in cash will not be counted against the maximum share reserve under the 2011 Plan. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2011 Plan.

Eligibility and Participation

All of the approximately 110,000 full-time employees of the Company and its affiliates, as well as the Company’s non-employee Directors, are eligible to participate in the 2011 Plan. Approximately 4,800 Disney employees (including six executive officers of the Company) and non-employee Directors receive long-term incentive awards in a given year, although this may vary from year to year. From time to time, the Compensation Committee (or as to non-employee Directors, the Board) will determine who will be granted awards, the number of shares subject to such grants and all other terms of awards.

As described in “Corporate Governance and Board Matters — Board Compensation”, each non-employee Director (other than Mr. Jobs) was awarded stock options until 2010 to purchase shares of Disney com-

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

mon stock pursuant to a Director compensation program adopted by the Board of Directors. Each non-employee Director is also awarded a grant or grants of stock or deferred stock units. The Board eliminated stock option compensation beginning in 2011. The Board expects that annual awards of stock or deferred stock units will continue under the 2011 Plan, and any change to that program would be determined by the Board of Directors in the future.

Types of Plan Awards

As described in the Compensation Discussion and Analysis, the Company’s current equity compensation awards to employees are generally comprised of stock options and restricted stock units, though the Company has issued stock appreciation rights in exchange for existing equity awards in connection with an acquisition. The 2011 Plan provides for a variety of other equity instruments to preserve flexibility. The types of securities that may be issued under the 2011 Plan are described below.

Stock Options.    Stock options granted under the 2011 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code. The price of any stock option granted may not be less than the fair market value of the Disney common stock on the date the option is granted. The option price is payable in cash, shares of Disney common stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee. As noted above, the 2011 Plan allows the Committee to determine fair market value from several generally accepted alternative methods of establishing such value.

The Compensation Committee determines the terms of each stock option grant at the time of the grant. Beginning with the 2010 annual awards, the exercise term is ten years. The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business or stock price performance goals established by the Committee or both. The Committee may accelerate the vesting of options at any time and, unless otherwise provided in the award agreement, vesting accelerates if the participant dies or his or her employment terminates due to disability while employed by the Company or any of its affiliates.

In general, except for termination for cause as described in the 2011 Plan, a stock option expires on the earlier of the scheduled expiration date and (i) unless clause (ii) applies, 12 months after termination of service, if service ceases due to disability; (ii) for awards granted on or after January 1, 2010, 36 months after termination (60 months after termination for awards granted after March 2011), if service ceases for any reason other than death or cause when the participant has reached the age of 60 with 10 years of service unless management determines that doing so for a participant outside the United States would create issues under applicable local laws; (iii) 18 months after termination, if service ceases when the participant is eligible to elect immediate commencement of retirement benefits under a pension plan to which the Company has made contributions unless clause (ii) applies or if the participant died while employed by the Company or any of its affiliates; or (iv) three months after termination, if service ceases under any other circumstances. The Compensation Committee may provide for extension of the expiration of options in individual option agreements and has done so pursuant to employment agreements of certain officers as described under Payments and Rights on Termination, above.

Stock Appreciation Rights.    A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Disney common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Disney common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

market value of a share of Disney common stock on the date of grant. The Compensation Committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. The Committee may accelerate the vesting of SARs at any time. Generally, any SAR, if granted, would terminate after the ten-year period from the date of the grant. SARs may be payable in cash or in shares of Disney common stock or in a combination of both as determined by the Committee.

Restricted Stock.    A restricted stock award represents shares of Disney common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of Disney’s shareholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant.

Stock Units.    An award of stock units provides the participant the right to receive a payment based on the value of a share of Disney common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both as determined by the Committee. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Disney common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.

Stock Awards.    A stock award represents shares of Disney common stock that are issued free of restrictions on transfer and free of forfeiture conditions and as to which the participant is entitled to all the rights of a shareholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, as Director’s compensation or for any other valid purpose as determined by the Compensation Committee.

Section 162(m) Awards

Awards of options and stock appreciation rights granted under the 2011 Plan will automatically qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code pursuant to their expected terms. In addition, awards of restricted stock, stock units or stock awards may qualify under Section 162(m) if they are granted in accordance with the Company’s Amended and Restated 2002 Executive Performance Plan (or successor plans) and the performance conditions specified there-under. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable).

Effect of Change in Control

Awards under the 2011 Plan are generally subject to special provisions upon the occurrence of a “change in control” (as defined in the 2011 Plan) transaction with respect to the Company. Under the 2011 Plan, if within twelve months of a change in control there occurs a “triggering event” (as defined in the 2011 Plan) with respect to the employment of the participant, any outstanding stock options, SARs or other equity awards under the 2011 Plan will generally become fully vested and exercisable, and, in certain cases, paid to

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

the participant. A triggering event is defined generally to include a termination of employment by the Company other than for cause or a termination of employment by the participant following a reduction in position, pay or other constructive termination event. Payments under awards that become subject to the excess parachute payment rules under Section 280G of the Internal Revenue Code may be reduced under certain circumstances.

Limited Transferability

All options, stock appreciation rights, restricted stock and restricted stock units granted under the 2011 Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, or in the case of nonqualified options, during the participant’s lifetime to immediate family members of the participant as may be approved by the Compensation Committee.

Adjustments for Corporate Changes

In the event of stock splits, stock dividends, recapitalizations, reclassifications, mergers, spin-offs or other changes affecting the Company or shares of Disney common stock, equitable adjustments shall be made to the number of shares of Disney common stock available for grant, as well as to other maximum limitations under the 2011 Plan, and the number and kind of shares of Disney common stock or other rights and prices under outstanding awards and other terms of outstanding awards affected by such events.

Term, Amendment and Termination

The 2011 Plan has a term of ten years expiring on December 1, 2020, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, the listing requirements of the New York Stock

Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the 2011 Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Plan Benefits

Future benefits under the 2011 Plan are not currently determinable. With respect to fiscal year 2011, stock options and restricted stock units were granted under the 2011 Plan to the Company’s named executive officers as set forth in the table captioned Fiscal 2011 Grants of Plan Based Awards, and options for a total of 0.8 million shares and a total of 0.3 million restricted stock units, having an aggregate grant date fair value of $23.2 million were awarded to the executive officers as a group. With respect to fiscal year 2011, stock units and deferred units were granted to non-employee Directors as set forth in the tables captioned “Form of Receipt of Director Fees for Fiscal 2011” and “Director Stock Unit Awards for Fiscal 2011” and the accompanying text and having an aggregate grant date fair value of $3.1 million. Options for a total of 9.9 million shares and a total of 12.5 million restricted stock units, having an aggregate grant date fair value of $605.8 million, were awarded to employees other than executive officers with respect to fiscal year 2011.

U.S. Tax Treatment of Awards

Incentive Stock Options.    An incentive stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period (i.e., a “disqualifying disposition”), then the

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options.    A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in an amount equal to the difference between the option price and the then market value of the shares. A deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short- term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such excess shares will begin on the date of exercise.

Stock Appreciation Rights.    Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current fair market value of the stock and the base price will be taxed as ordinary income to the employee at the time the stock is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards.    The current United States federal income tax consequences of other awards authorized under the 2011 Plan are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment; and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).    Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Internal

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Revenue Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. The 2011 Plan enables the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Section 409A.    Acceleration of income, additional taxes, and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A rules with respect to the timing of elections to defer compensation, distribution events and funding must be satisfied. The terms of the 2011 Plan are intended to ensure that awards under it will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States.    The grant and exercise of options and awards under the 2011 Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

The Board recommends that shareholders vote “FOR” approval of the amendment to the 2011 Stock Incentive Plan

Advisory Vote on Executive Compensation

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders advise that they approve the compensation of the Company’s named executive officers, as dis-

closed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).

The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board believes, promote the creation of long-term shareholder value and position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance based compensation, the terms of the Management Incentive Bonus Program and the terms of long-term incentive awards, as well as the terms of executives’ employment agreements, are all designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program. Broker non-votes (as described under “Information About Voting and the Meeting — Voting”) are not entitled to vote on these proposals and will not be counted in evaluating the results of the vote.

The Board of Directors recommends a vote FOR advisory approval of the resolution set forth above.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting, and Company Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to the Company prior to December 23, 2011. However, if any other question that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Information About Voting and the Meeting

Shares Outstanding

Shareholders owning Disney common stock at the close of business on January 13, 2012 (the record date), may vote at the 2012 Annual Meeting and any postponements or adjournments of the meeting. On that date, 1,789,767,118 shares of common stock were outstanding. Each share is entitled to one vote on each matter considered at the meeting.

Voting

Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote by Internet, go to www.ProxyVote.com and follow the instructions there. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•

To vote by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit number included on your proxy card, voter instruction form or notice.

•	If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

1) by internet: www.ProxyVote.com

2) by Phone: 1-800-579-1639

3) by email: sendmaterial@proxyvote.com (your email should contain the 12 digit number in the subject line).

The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on March 12, 2012. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under “Election of Directors,” FOR the ratification of the appointment of the independent registered public accountants, FOR approval of the amendment to the 2011 Stock incentive Plan and FOR the advisory vote on executive compensation.

You may revoke your proxy and change your vote at any time before the close of balloting at the Annual Meeting by submitting a written notice to the Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote) or by voting in person at the Annual Meeting.

If you participate in the Disney Savings and Investment Plan or the Disney Hourly Savings and Investment Plan, you may give voting instructions as to the number of shares of common stock you hold in the plan as of the record date. You may provide voting instructions to Fidelity Management Trust Company by voting online or by completing and returning a proxy card if you received one. If you hold shares other than through these plans and

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

you vote electronically, voting instructions you give with respect to your other shares will be applied to Disney stock credited to your accounts in a savings and investment plan unless you request a separate control number with respect to each account. To receive separate control numbers, please call 1-866-412-8382.

The trustee will vote your shares in accordance with your duly executed instructions received by March 8, 2012. If you do not send instructions, an independent fiduciary has been selected to determine how to vote all shares for which the trustee does not receive timely instructions from participants. You may revoke previously given voting instructions by March 8, 2012, by either revising your instructions on line or by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

Under New York Stock Exchange Rules, the proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the amendment to the 2011 Stock Incentive Plan and the advisory vote on executive compensation are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors, the amendment to the 2011 Stock Incentive Plan and the advisory vote on executive compensation.

We will post preliminary results of voting at the meeting on our investor relations web site promptly after the meeting and file results with the Securities and Exchange Commission as required by applicable rules.

Attendance at the Meeting

If you plan to attend the meeting, you must request an admission ticket in advance. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You may request tickets by:

•	visiting www.disney.com/annualmeeting2012 and following the instructions provided;

•

sending an e-mail to the Shareholder Services department at Corp.Shareholder.Services@Disney.com providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets;

•

sending a fax to (818) 553-7210 providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets;

•	calling Shareholder Services at (818) 553-7200 and following the instructions provided; or

•

sending a request by mail to Shareholder Services, The Walt Disney Company, 500 S. Buena Vista St., MC 9722, Burbank, CA 91521 providing the name under which you hold shares of record or the evidence described below of your beneficial ownership of shares and whether you are requesting one or two tickets.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to send a written request for a ticket either by regular mail, fax or e-mail, along with proof of share ownership, such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the broker, trustee, bank or

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

nominee holding your shares, confirming ownership.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 8, 2012. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Other Information

Stock Ownership

Based on a review of filings with the Securities and Exchange Commission and review of shareholders of record, the Company has determined that the following person holds more than 5% of the outstanding shares of Disney common stock.

Name and Address of Beneficial Owner	Shares	Percent of Class
Steven P. Jobs Trust c/o Howson & Simon LLP 101 Ygnacio Valley Road Walnut Creek, CA 94596	137,294,503	7.7%

The following table shows the amount of Disney common stock beneficially owned (unless otherwise indicated) by our current Directors, nominees and named executive officers and by Directors, nominees and executive officers as a group. Except as otherwise indicated, all information is as of January 13, 2012.

Name	Shares[1,2]	Stock Units[3,4]	Shares Acquirable Within 60 Days[4,5]	Percent of Class
Susan E. Arnold	8,442	12,954	15,641	*
Alan N. Braverman	265,935	—	544,698	*
John S. Chen	19,686	18,420	39,641	*
Judith L. Estrin	48,713	6,710	51,641	*
Robert A. Iger	1,066,288	—	3,390,791	*
Fred H. Langhammer	22,608	20,452	33,641	*
Aylwin B. Lewis	14,982	20,249	39,641	*
Monica C. Lozano	15,826	27,806	51,641	*
Robert W. Matschullat	14,439	37,575	45,641	*
Kevin A. Mayer	2,341	—	143,526	*
M. Jayne Parker	21,482	—	66,605	*
John E. Pepper, Jr.	104,499	4,847	27,641	*
James A. Rasulo	66,884	—	567,862	*
Sheryl Sandberg	—	8,591	—	*
Orin C. Smith	13,087	6,710	27,641	*
All Directors and executive officers as a group (16 persons)	1,742,417	164,313	5,264,019	*

*	Less than 1% of outstanding shares.
[1]

The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some Directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:

•	Mr. Chen – 1,125 shares held for the benefit of children;
•	Mr. Iger – 156 shares held by spouse;
•	Ms. Lozano – 57 shares held for the benefit of a child;
•	Mr. Mayer – 65 shares held for the benefit of members of his family; and
•	Mr. Pepper – 150 shares held for the benefit of a child.

All Directors and executive officers as a group disclaim beneficial ownership of a total of 1,553 shares.

[2]

For executive officers, the number of shares listed includes interests in shares held in Company savings and investment plans as of January 13, 2012: Mr. Iger—18,092 shares; Mr. Rasulo—21,404 shares; Mr. Braverman—9,267 shares; Ms. Parker—12,418 shares and all executive officers as a group—64,149 shares.

[3]

Reflects the number of stock units credited as of January 13, 2012 to the account of each non-employee Director participating in the Company’s Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan. These units are payable solely in shares of Company common stock as described under “Corporate Governance and Board Matters — Board Compensation,” but do not have current voting or investment power. Excludes unvested restricted stock units awarded to executives under the Company’s Amended and Restated 2002 Executive Performance Plan which vest on a performance basis and other restricted stock units awarded to executives that have not vested under their vesting schedules.

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

[4]	Excludes dividends to be credited March 31, 2012 on restricted stock units held on December 31, 2011.
[5]

Reflects the number of shares that could be purchased by exercise of options exercisable at January 13, 2012, or within 60 days thereafter under the Company’s stock option plans and the number of shares underlying restricted stock units that are not subject to performance conditions and vest within 60 days of January 13, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our Directors and executive officers complied during fiscal 2011 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet on the Company’s website at www.disney.com/investors. On January 20, 2012, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Registered shareholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.disney.com/investors. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” shareholders who wish to elect one of these options may also do so at www.disney.com/investors.

Reduce Duplicate Mailings

The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the box labeled “No” next to “Householding Election” on your proxy card. If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to The Walt Disney Company, Shareholder Services, 500 South Buena Vista Street, MC 9722, Burbank, California 91521, or by calling

The Walt Disney Company Notice of 2012 Annual Meeting and Proxy Statement

Shareholder Services at (818) 553-7200 and we will promptly deliver additional materials as requested.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained Phoenix Advisory Partners, LLC, 110 Wall Street, New York, New York 10005, to aid

in the solicitation. For these and related advisory services, we will pay Phoenix a fee of $35,000 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 13, 2012.

Meeting Information THE WALT DISNEY COMPANY

MeetingType: Annual For holders as of: January 13, 2012

Date: March 13, 2012 Time: 10:00 AM CDT Location: The Westin Crown Center One East Pershing Road Kansas City, MO 64108

You are receiving this communication because you hold shares in the above named company.

THE WALT DISNEY COMPANY

SuITE 6100 This is not a ballot. You cannot use this notice to vote these 611 N. brAND bLvD. shares. This communication presents only an overview of the gLENDALE, CA 91203 more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www. proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

- TBD See proxy the materials reverse side and of voting this notice instructions. to obtain

M40086

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT 10-K WRAP

How to View Online:

Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 28, 2012 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special—TBD requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the M40087 box marked by the arrow XXXX XXXX XXXX available and follow the instructions. can vote by mail Vote By Mail: You by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors 2. T o r a t i f y t h e a p p o i n t m e n t o f PricewaterhouseCoopers LLP as the 1a. Susan E. Arnold Company’s registered public accountants for 2012.

1b. John S. Chen

3. To approve an amendment to the 2011

1c. Judith L. Estrin Stock Incentive Plan.

1d. Robert A. Iger

4. To approve the advisory resolution on executive compensation.

1e. Fred H. Langhammer 1f. Aylwin B. Lewis 1g. Monica C. Lozano 1h. Robert W. Matschullat 1i. Sheryl K. Sandberg 1j. Orin C. Smith

- TBD M40088

Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. See reverse side for specific deadlines. Have your proxy card in hand when you access the web site and follow the instructions to obtain your THE WALT DISNEY COMPANY records and to create an electronic voting instruction form.

SuITE 6100 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

611 N. brAND bLvD. If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future notices of availability of proxy gLENDALE, CA 91203 materials or proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. See reverse side for specific deadlines. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717. back If you the vote proxy your card proxy . You by Internet can access, or by view telephone, and download please do this NOT year’s mail Annual Report and Proxy Statement at www.proxyvote.com.

*Note: To vote accounts separately, please call 1-866-412-8382.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40074-TBD KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE WALT DISNEY COMPANY

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors For Against Abstain

For Against Abstain

1a. Susan E. Arnold ! ! !

1b. John S. Chen ! ! ! 2. To ratify the appointment of PricewaterhouseCoopers LLP ! ! ! as the Company’s registered public accountants for 2012.

1c. Judith L. Estrin ! ! !

1d. Robert A. Iger ! ! ! 3. To approve an amendment to the 2011 Stock ! ! !

Incentive Plan.

1e. Fred H. Langhammer ! ! !

1f. Aylwin B. Lewis ! ! ! 4. To approve the advisory resolution on executive ! ! ! compensation.

1g. Monica C. Lozano ! ! !

1h. Robert W. Matschullat ! ! !

1i. Sheryl K. Sandberg ! ! !

1j. Orin C. Smith ! ! !

Yes No

NOTE: Please sign as name appears hereon. Joint owners HOUSEHOLDING ELECTION—Please indicate if you consent ! ! should each sign. When signing as attorney, executor, to receive certain future investor communications in a single administrator, trustee or guardian, please give full title as such. package per household.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

If you plan to attend the meeting on March 13, 2012, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 8, 2012. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m., and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

If you wish to change your address, please visit www.disneyshareholder.com, or call Disney Shareholder Services Department at 1-818-553-7200.

M40075-TBD

Annual Meeting of Shareholders – To Be Held March 13, 2012

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) JAMES A. RASULO, ALAN N. BRAVERMAN and ROGER J. PATTERSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2012 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2, 3, 4; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MARCH 12, 2012.

If you hold shares in any 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on all matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 p.m. Eastern Time on March 8, 2012, or if no choice is specified, will be voted by an independent fiduciary. Your voting instructions will be kept confidential by the trustee.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed on the other side)